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                                                                       EXHIBIT 4


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                               CREDIT AGREEMENT

                         Dated as of January 23, 1998

                                    among


                         HUSSMANN INTERNATIONAL, INC.

                                     and

                            HUSSMANN CORPORATION,
                                as Borrowers,


                     THE FIRST NATIONAL BANK OF CHICAGO,
                              NATIONSBANK, N.A.

                                     and

                         CREDIT SUISSE FIRST BOSTON,

                                as Co-Agents,


                        BANK OF AMERICA NATIONAL TRUST
                           AND SAVINGS ASSOCIATION,

                           as Administrative Agent,
                              Swing Line Lender
                                     and
                       Letter of Credit Issuing Lender,

                                     and


                     VARIOUS OTHER FINANCIAL INSTITUTIONS


                                 Arranged by

                        BANCAMERICA ROBERTSON STEPHENS


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                              TABLE OF CONTENTS


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SECTION 1  DEFINITIONS

1.1    Certain Defined Terms...........................................    1
1.2    Other Interpretive Provisions...................................   21
1.3    Accounting Principles...........................................   22

SECTION 2  THE CREDITS

2.1    Amounts and Terms of Commitments................................   23
2.2    Loan Accounts...................................................   23
2.3    Procedure for Committed Borrowing...............................   24
2.4    Conversion and Continuation Elections for Committed
       Borrowings......................................................   24
2.5    Bid Borrowings..................................................   26
2.6    Procedure for Bid Borrowings....................................   26
2.7    Voluntary Termination or Reduction of Commitments...............   30
2.8    Optional Prepayments............................................   30
2.9    Repayment.......................................................   31
2.10   Interest........................................................   31
2.11   Fees............................................................   32
        (a)  Arrangement, Agency Fees .................................   32
        (b)  Facility Fees ............................................   32
2.12   Computation of Fees and Interest................................   33
2.13   Payments by the Borrowers.......................................   33
2.14   Payments by the Lenders to the Administrative Agent.............   34
2.15   Sharing of Payments, Etc........................................   35
2.16   Extension of Scheduled Termination Date; Substitution
       of Lenders......................................................   37
2.17   Optional Increase in Commitments................................   38
2.18   Swing Line Commitment...........................................   39
2.19   Borrowing Procedures for Swing Line Loans.......................   39
2.20   Prepayment or Refunding of Swing Line Loans.....................   40
2.21   Participations in Swing Line Loans..............................   40
2.22   Participation Obligations Unconditional.........................   41
2.23   Conditions to Swing Line Loans..................................   42

SECTION 3 THE LETTERS OF CREDIT

3.1    The Letter of Credit Subfacility................................   42
3.2    Issuance, Amendment and Renewal of Letters of Credit............   43
3.3    Risk Participations, Drawings and Reimbursements................   46
3.4    Repayment of Participations.....................................   48
3.5    Role of the Issuing Lenders.....................................   49
3.6    Obligations Absolute............................................   50
3.7    Cash Collateral Pledge..........................................   51
3.8    Letter of Credit Fees...........................................   51
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                              TABLE OF CONTENTS

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3.9    Uniform Customs and Practice.....................................  51

SECTION 4  TAXES, YIELD PROTECTION AND ILLEGALITY

4.1    Taxes............................................................  52
4.2    Illegality.......................................................  53
4.3    Increased Costs and Reduction of Return..........................  54
4.4    Funding Losses...................................................  55
4.5    Inability to Determine Rates.....................................  56
4.6    Certificates of Lenders..........................................  56
4.7    Substitution of Lenders..........................................  56
4.8    Survival.........................................................  57

SECTION 5 CONDITIONS PRECEDENT

5.1    Conditions of Initial Credit Extensions..........................  57
        (a) Credit Agreement and Notes..................................  57
        (b) Resolutions; Incumbency.....................................  57
        (c) Legal Opinions..............................................  58
        (d) Payment of Fees.............................................  58
        (e) Certificate.................................................  58
        (f) Other Documents.............................................  58
5.2    Conditions to All Credit Extensions..............................  58
        (a) Notice, Application.........................................  59
        (b) Continuation of Representations and
             Warranties.................................................  59
        (c) No Existing Default.........................................  59

SECTION 6  REPRESENTATIONS AND WARRANTIES

6.1    Corporate Existence and Power....................................  59
6.2    Corporate Authorization; No Contravention........................  60
6.3    Governmental Authorization.......................................  60
6.4    Binding Effect...................................................  60
6.5    Litigation.......................................................  60
6.6    ERISA Compliance.................................................  61
6.7    Use of Proceeds; Margin Regulations..............................  62
6.8    Title to Properties..............................................  62
6.9    Taxes............................................................  62
6.10   Financial Condition..............................................  62
6.11   Environmental Matters............................................  63
6.12   Regulated Entities...............................................  63
6.13   Subsidiaries.....................................................  63
6.14   Insurance........................................................  63
6.15   Full Disclosure..................................................  63
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                              TABLE OF CONTENTS


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SECTION 7 AFFIRMATIVE COVENANTS

7.1    Financial Statements.............................................   64
7.2    Certificates; Other Information..................................   64
7.3    Notice of Default................................................   65
7.4    Preservation of Corporate Existence, Etc.........................   65
7.5    Maintenance of Property..........................................   66
7.6    Insurance........................................................   66
7.7    Payment of Taxes.................................................   66
7.8    Compliance with Laws.............................................   66
7.9    Compliance with ERISA............................................   66
7.10   Inspection of Property and Books and Records.....................   67
7.11   Environmental Laws...............................................   67
7.12   Use of Proceeds..................................................   67

SECTION 8 NEGATIVE COVENANTS

8.1    Financial Condition Covenants....................................   67
        (a)  Leverage Ratio ............................................   67
        (b)  Interest Coverage Ratio ...................................   67
8.2    Limitation on Liens..............................................   67
8.3    Disposition of Assets............................................   70
8.4    Consolidations and Mergers.......................................   70
8.5    Limitation on Subsidiary Indebtedness............................   71
8.6    Transactions with Affiliates.....................................   71
8.7    Use of Proceeds..................................................   71
8.8    ERISA............................................................   72
8.9    Nature of Business...............................................   72

SECTION 9  EVENTS OF DEFAULT

9.1    Event of Default.................................................   72
        (a)  Non-Payment................................................   72
        (b)  Representation or Warranty.................................   72
        (c)  Specific Defaults..........................................   72
        (d)  Other Defaults.............................................   72
        (e)  Cross-Default..............................................   72
        (f)  Insolvency; Voluntary Proceedings..........................   73
        (g)  Involuntary Proceedings....................................   73
        (h)  ERISA......................................................   73
        (i)  Judgments..................................................   74
        (j)  Change of Control..........................................   74
        (k)  Ownership of Hussmann Corp.................................   74
9.2    Remedies.........................................................   74
9.3    Rights Not Exclusive.............................................   75
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                              TABLE OF CONTENTS


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SECTION 10  THE ADMINISTRATIVE AGENT

10.1   Appointment and Authorization; "Administrative Agent".............  75
10.2   Delegation of Duties..............................................  76
10.3   Liability of Administrative Agent.................................  76
10.4   Reliance by Administrative Agent..................................  77
10.5   Notice of Default.................................................  77
10.6   Credit Decision...................................................  78
10.7   Indemnification of Administrative Agent...........................  79
10.8   Administrative Agent in Individual Capacity.......................  79
10.9   Successor Administrative Agent....................................  79
10.10  Withholding Tax...................................................  80
10.11  Co-Agents.........................................................  82

SECTION 11 GUARANTIES

11.1   Guaranties........................................................  82
11.2   Guaranty Unconditional............................................  82
11.3   Discharge only upon Payment in Full; Reinstatement in
       Certain Circumstances.............................................  83
11.4   Waivers by the Borrower...........................................  84
11.5   Subrogation.......................................................  84
11.6   Stay of Acceleration..............................................  84
11.7   Limitation on Guaranty Obligations................................  84
11.8   Effect of Merger or Consolidation.................................  84

SECTION 12  MISCELLANEOUS

12.1   Amendments and Waivers............................................  85
12.2   Notices...........................................................  86
12.3   No Waiver; Cumulative Remedies....................................  87
12.4   Costs and Expenses................................................  87
12.5   Indemnification by Borrowers......................................  88
12.6   Payments Set Aside................................................  88
12.7   Successors and Assigns............................................  89
12.8   Assignments, Participations, etc..................................  89
12.9   Confidentiality...................................................  91
12.10  Notification of Addresses, Lending Offices, Etc...................  91
12.11  Counterparts......................................................  92
12.12  Severability......................................................  92
12.13  No Third Parties Benefited........................................  92
12.14  Governing Law and Jurisdiction....................................  92
12.15  Waiver of Jury Trial..............................................  92
12.16  Entire Agreement..................................................  93
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SCHEDULES


Schedule 1.1       Pricing Schedule
Schedule 2.1       Commitments and Pro Rata Shares
Schedule 6.5       Litigation
Schedule 6.6       ERISA
Schedule 6.10      Material Liabilities
Schedule 6.11      Environmental Matters
Schedule 6.13      Subsidiaries and Minority Interests
Schedule 8.2       Permitted Liens
Schedule 12.2      Lending Offices; Addresses for Notices


EXHIBITS

Exhibit A          Form of Notice of Committed Borrowing
Exhibit B          Form of Notice of Conversion/Continuation
Exhibit C          Form of Competitive Bid Request
Exhibit D          Form of Invitation for Competitive Bid
Exhibit E          Form of Competitive Bid
Exhibit F          Form of Notice of Swing Line Loan
Exhibit G          Form of Compliance Certificate
Exhibit H-1        Form of Opinion of General Counsel of the
                   Parent
Exhibit H-2        Form of Opinion of Special Counsel to the
                   Borrowers
Exhibit I          Form of Opinion of Special Counsel to the
                   Administrative Agent
Exhibit J          Form of Assignment and Acceptance
Exhibit K          Form of Promissory Note
Exhibit L          Form of Request for Extension of Termination
                   Date
Exhibit M          Form of Request for Increase in Commitments

                               CREDIT AGREEMENT


     This CREDIT AGREEMENT is entered into as of January 23, 1998 among HUSSMANN INTERNATIONAL, INC., a Delaware corporation (the "Parent"), HUSSMANN CORPORATION, a Missouri corporation ("Hussmann Corp." and, together with the Parent, collectively the "Borrowers" and individually each a "Borrower"), the several financial institutions from time to time party to this Agreement (collectively the "Lenders"; individually each a "Lender"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as swing line lender and letter of credit issuing lender, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as administrative agent for the Lenders.

     WHEREAS, the Lenders have agreed to extend a revolving credit facility (with swing line and letter of credit subfacilities) to the Borrowers;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:


SECTION 1  DEFINITIONS

     1.1 Certain Defined Terms. The following terms have the following meanings:

           Absolute Rate - see subsection 2.6(c)(ii)(D).

           Absolute Rate Auction means a solicitation of Competitive Bids setting forth Absolute Rates pursuant to Section 2.6.

           Absolute Rate Bid Loan means a Bid Loan that bears interest at a rate determined with reference to the Absolute Rate.

           Adjusted Pro Rata Share means for any Lender at any time the proportion (expressed as a decimal, rounded to the ninth decimal place) which such Lender's Commitment constitutes of the combined Commitments (or, after the Commitments have terminated, which (i) the principal amount of such Lender's Loans plus (without duplication) the participation of such Lender in (or in the case of an Issuing Lender or the Swing Line Lender, its unparticipated portion of) the Effective Amount of all L/C Obligations and the principal amount of all Swing Line Loans constitutes of (ii) the aggregate principal amount of all Loans plus

      (without duplication) the Effective Amount of all L/C Obligations).

           Administrative Agent means BofA in its capacity as administrative agent for the Lenders hereunder, and any successor administrative agent arising under Section 10.9.

           Administrative Agent-Related Persons means BofA, in its capacity as Administrative Agent, and any successor administrative agent arising under Section 10.9, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

           Administrative Agent's Payment Office means the address for payments set forth on Schedule 12.2 or such other address as the Administrative Agent may from time to time specify.

           Affiliate means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities or membership interests, by contract or otherwise.

           Agreement means this Credit Agreement.

           Applicable Margin means, at any time,

           (i)   with respect to Base Rate Committed Loans, 0%; and

           (ii) with respect to LIBOR Committed Loans, the percentage per annum determined pursuant to Schedule 1.1 based on then-current Credit Ratings.

           Arranger means BancAmerica Robertson Stephens, a Delaware corporation.

           Assignee - see subsection 12.8(a).

           Assignment and Acceptance - see subsection 12.8(a).

           Attorney Costs means and includes all reasonable fees and disbursements of any law firm or other external counsel and, without duplication, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.


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           Bankruptcy Code means the Federal Bankruptcy Reform Act of 1978 (11
      U.S.C. Section 101, et seq.).

           Base Rate means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

           Base Rate Committed Loan means a Committed Loan, or an L/C Advance, that bears interest based on the Base Rate.

           Bid Borrowing means a Borrowing hereunder consisting of one or more Bid Loans made to the same Borrower on the same day by one or more Lenders.

           Bid Loan means a Loan by a Lender to a Borrower under Section 2.6, which may be a LIBOR Bid Loan or an Absolute Rate Bid Loan.

           BofA means Bank of America National Trust and Savings Association, a national banking association.

           Borrower - see the Preamble.

           Borrowing means a borrowing hereunder consisting of Committed Loans of the same Type, or LIBOR Bid Loans or Absolute Rate Bid Loans, made to the same Borrower on the same day by one or more Lenders under Section 2 and, other than in the case of Base Rate Committed Loans, having the same Interest Period. A Borrowing may be a Bid Borrowing or a Committed Borrowing.

           Borrowing Date means any date on which a Borrowing occurs under
      Section 2.3 or 2.6 or a Swing Line Loan is made under Section 2.19.

           Business Day means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, Chicago or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any LIBOR Loan, means such a day on which dealings are carried on in the London interbank eurodollar market.

           Capital Adequacy Regulation means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

           Cash Collateralize means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lenders and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Required Lenders. Derivatives of such term shall have corresponding meanings. Cash collateral shall be maintained in blocked accounts at BofA or, with BofA's consent, the applicable Issuing Lender.

           Change of Control means any of the following events:

           (a) any Person or group (within the meaning of Rule 13d-5 of the SEC under the Securities Exchange Act of 1934 as in effect on the date hereof, but excluding Whitman prior to the date of the Distribution) shall become the Beneficial Owner (as defined in Rule 13d-3 of the SEC under the Securities Exchange Act of 1934 as in effect on the date hereof) of 20% or more of the capital stock or other equity interests of the Parent the holders of which are entitled under ordinary circumstances (irrespective of whether at the time the holders of such stock or other equity interests shall have or might have voting power by reason of the happening of any contingency) to vote for the election of the directors of the Parent; or

           (b) a majority of the members of the Board of Directors of the Parent shall cease to be Continuing Members.

           Code means the Internal Revenue Code of 1986.

           Commitment - see Section 2.1. As of the Effective Date, the amount of the combined Commitments of all Lenders is $350,000,000.

           Committed Borrowing means a Borrowing hereunder consisting of Committed Loans of the same type made to the same Borrower by the Lenders ratably according to their respective Pro Rata Shares.


                                       4
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           Committed Loan means a Loan by a Lender to a Borrower under Section
      2.1, which may be a Base Rate Committed Loan or a LIBOR Committed Loan (each a "Type" of Committed Loan).

           Competitive Bid means an offer by a Lender to make a Bid Loan in accordance with subsection 2.6(c).

           Competitive Bid Request - see subsection 2.6(a).

           Compliance Certificate means a certificate substantially in the form of Exhibit G.

           Consolidated Total Assets means the consolidated total assets of the Parent and its Subsidiaries.

           Contingent Obligation means, as to any Person, any direct or indirect liability of such Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of such Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor,
      (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings or payments; or (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall (a) in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect


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

      thereof, and (b) in the case of other Contingent Obligations, be equal to the maximum reasonably anticipated liability in respect thereof.

           Continuing Member means a member of the Board of Directors of the Parent who either (a) was a member of the Parent's Board of Directors on the Effective Date and has been such continuously thereafter or (b) became a member of such Board of Directors after the Effective Date and whose election or nomination for election was approved by a vote of the majority of the Continuing Members then members of the Parent's Board of Directors.

           Contractual Obligation means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other document to which such Person is a party or by which it or any of its property is bound.

           Conversion/Continuation Date means any date on which, under Section 2.4, a Borrower (a) converts Committed Loans of one Type to the other Type or (b) continues LIBOR Committed Loans for a new Interest Period.

           Credit Extension means and includes (a) the making of any Loan hereunder and (b) the Issuance of any Letter of Credit hereunder.

           Credit Rating means the rating by Moody's or S&P for the Parent's senior, unsecured, non-credit-enhanced, long-term debt.

           Declining Lender - see subsection 2.16(b).

           Distribution means the distribution by Whitman to its stockholders of all of the outstanding shares of common stock of the Parent as described in the Form 10.

           Dollars, dollars and $ each mean lawful money of the United States.

           EBITDA means, for any period, the Parent's consolidated net income for such period (excluding Extraordinary Items) plus, to the extent deducted in determining such net income, Interest Expense, income tax expense, depreciation and amortization for such period.

           Effective Amount means, with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date, any


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

      other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letter of Credit or any reduction in the maximum amount available for drawing under Letters of Credit taking effect on such date.

           Effective Date means the date on which all conditions precedent set forth in Section 5.1 have been satisfied or waived by all Lenders (or, in the case of subsection 5.1(d), waived by the Person entitled to receive any applicable payment).

           Eligible Assignee means (a) if the Parent's Credit Rating is Investment Grade and no Event of Default or Unmatured Event of Default exists, (i) a Lender or (ii) a Person that is primarily engaged in the business of commercial lending and that is (x) a Subsidiary of a Lender,
      (y) a Subsidiary of a Person of which a Lender is a Subsidiary or (z) a Person of which a Lender is a Subsidiary; and (b) if the Parent's Credit Rating is not Investment Grade or an Event of Default or Unmatured Event of Default exists, (i) any Person described in clause (a), (ii) any Person organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $200,000,000 and (iii) any Person organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $200,000,000, provided that such Person is acting through a branch or agency located in the United States.

           Environmental Claims means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

           Environmental Laws means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

           ERISA means the Employee Retirement Income Security Act of 1974.

           ERISA Affiliate means any trade or business (whether or not incorporated) under common control with the Parent


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

      within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

           ERISA Event means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Parent or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a substantial cessation of operations which is treated as such a withdrawal; (c) a complete or partial withdrawal by the Parent or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Parent or any ERISA Affiliate.

           Eurodollar Reserve Percentage means for any day the maximum reserve percentage (expressed as a decimal, rounded upward, if necessary, to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities").

           Event of Default means any of the events or circumstances specified in Section 9.1.

           Extension Response Date - see subsection 2.16(a).

           Extraordinary Items means (a) for any period, all extraordinary gains and extraordinary losses recorded or recognized during such period; and (b) for any period ending on or prior to September 30, 1998, (i) all restructuring charges relating to, or arising in connection with, the Distribution, which charges were recorded or recognized prior to or on the date of the Distribution, provided that the aggregate amount of all such restructuring charges at any time included in "Extraordinary Items" shall not exceed an amount equal to $60,000,000; and (ii) all "Whitman charges" (determined in the same manner as set forth in the Parent's pro forma combined statement of income for the year ended December 31, 1996 included in the Form 10) which were recorded or recognized during such period (but not including interest paid to Whitman).

           Facility Fee Rate means, at any time, the percentage per annum determined pursuant to Schedule 1.1 based on the then-current Credit Ratings.

           Federal Funds Rate means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

           Form 10 means the Form 10/A No. 2 Registration Statement of the Parent filed with the SEC on December 17, 1997.

           FRB means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

           Further Taxes means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to subsection 4.1 (b) or 4.1(c).

           GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

           Governmental Authority means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

           Guaranty Obligation has the meaning specified in the definition of Contingent Obligation.

           Honor Date has the meaning specified in subsection 3.3(b).

           Hussmann Corp. - see the Preamble.

           Indebtedness of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all reimbursement or payment obligations of such Person with respect to Surety Instruments;
      (d) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations of such Person with respect to capital leases which should be recorded on a balance sheet of such Person in accordance with GAAP; (g) all indebtedness of the types referred to in clauses (a) through (f) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, provided that the amount of any such Indebtedness shall be deemed to be the lesser of the face principal amount thereof and the fair market value of the property subject to such Lien; and (h) all Guaranty Obligations of such Person in respect of indebtedness or obligations of others. For all purposes of this Agreement, Indebtedness of any Person shall include all Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer (other than any such

      Indebtedness which is expressly non-recourse to such Person).

           Indemnified Liabilities - see Section 12.5.

           Indemnified Person - see Section 12.5.

           Independent Auditor - see subsection 7.1(a).

           Insolvency Proceeding means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case undertaken under any U.S. Federal, state or foreign law, including the Bankruptcy Code.

           Interest Coverage Ratio means, for any period of four consecutive fiscal quarters of the Parent ending on the last day of a fiscal quarter, the ratio of (a) the Parent's consolidated net income for such period (excluding Extraordinary Items) plus, to the extent deducted in determining such consolidated net income, Interest Expense and income tax expense for such period to (b) Interest Expense for such period.

           Interest Expense means, for any period, the consolidated interest expense of the Parent and its Subsidiaries for such period (including all imputed interest on capital leases) plus (without duplication) consolidated yield or discount accrued during such period on the aggregate outstanding investment or claim held by purchasers, assignees or other transferees of (or of interests in) receivables of the Parent and its Subsidiaries in connection with any Securitization Transaction (regardless of the accounting treatment of such Securitization Transaction).

           Interest Payment Date means, as to any Loan other than a Base Rate Committed Loan or Swing Line Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Committed Loan or Swing Line Loan, the last Business Day of each calendar quarter, provided that if any Interest Period for a LIBOR Loan exceeds three months, each three-month anniversary of the first day of such Interest Period also shall be an Interest Payment Date.

            Interest Period means, (a) as to any LIBOR loan, the period commencing on the Borrowing Date of such Loan or, in the case of any LIBOR Committed Loan, on the Conversion/Continuation Date on which the Loan is converted into or continued as a LIBOR Committed Loan, and ending on the date one, two, three or six months thereafter as selected by the applicable Borrower in its Notice of Borrowing, Notice of Conversion/Continuation or Competitive Bid Request, as the case may be; and (b) as to any Absolute Rate Bid Loan, a period of not less than 7 days and not more than 183 days as selected by the applicable Borrower in the applicable Competitive Bid Request; provided that:

                 (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless, in the case of a LIBOR Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                 (ii) any Interest Period for a LIBOR Loan that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                 (iii) no Interest Period for any Loan shall extend beyond the
            Termination Date.

            Investment Grade means that the Parent's Credit Rating is Baa3 or higher by Moody's or BBB- or higher by S&P.

            Invitation for Competitive Bids means a solicitation for Competitive Bids, substantially in the form of Exhibit D.

            IRS means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

            Issuance Date has the meaning specified in subsection 3.1(a).

            Issue means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

           Issuing Lender means each of BofA in its capacity as issuer of one or more Letters of Credit hereunder, together with (i) any replacement letter of credit issuer arising under subsection 10.1(b) or Section 10.9 and (ii) any other Lender or any Affiliate of a Lender which the Administrative Agent and the Parent have approved in writing as an "Issuing Lender" hereunder.

           L/C Advance means each Lender's participation in any L/C Borrowing in accordance with its Pro Rata Share.

           L/C Amendment Application means an application form for amendment of an outstanding standby letter of credit as shall at any time be in use by the applicable Issuing Lender, as such Issuing Lender shall request.

           L/C Application means an application form for issuance of a standby letter of credit as shall at any time be in use by the applicable Issuing Lender, as such Issuing Lender shall request.

           L/C Borrowing means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Committed Loans under subsection 3.3(c).

           L/C Commitment means the commitment of the Issuing Lenders to Issue, and the commitment of the Lenders severally to participate in, Letters of Credit from time to time Issued or outstanding under Section 3 in an aggregate amount not to exceed on any date the lesser of $25,000,000 and the combined Commitments; it being understood that the L/C Commitment is a part of the combined Commitments rather than a separate, independent commitment.

           L/C Fee Rate means, at any time, the percentage per annum determined pursuant to Schedule 1.1 based on the then-current Credit Ratings; provided that upon notice to the Borrowers from the Administrative Agent (acting at the request or with the consent of the Required Lenders) during the existence of any Event of Default, and for so long as such Event of Default continues, such rate shall be increased by 1%.

           L/C Obligations means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

           L/C-Related Documents means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the applicable Issuing Lender's standard form documents for letter of credit issuances.

           Lender - see the Preamble. References to the "Lenders" shall include BofA in its capacity as Swing Line Lender and each Issuing Lender in its capacity as such; for purposes of clarification only, to the extent that the Swing Line Lender or any Issuing Lender may have any rights or obligations in addition to those of the other Lenders due to its status as Swing Line Lender or Issuing Lender, its status as such will be specifically referenced.

           Lending Office means, as to any Lender, the office or offices of such Lender specified as its "Lending Office" or "Domestic Lending Office" or "LIBOR Lending Office", as the case may be, on Schedule 12.2, or such other office or offices as such Lender may from time to time notify the Borrowers and the Administrative Agent.

           Letter of Credit means any standby letter of credit Issued by an Issuing Lender pursuant to Section 3.

           Leverage Ratio means at any time the ratio of (a) Total Indebtedness to (b) EBITDA for the period of four consecutive fiscal quarters ending on the last day of the most recent fiscal quarter for which the Parent has delivered financial statements pursuant to Section 7.1.

           LIBOR means, for any Interest Period, with respect to LIBOR Loans comprising part of the same Borrowing, the rate of interest per annum determined by the Administrative Agent as the rate at which dollar deposits in the approximate amount of the LIBOR Loan of BofA (or, in the case of a Bid Borrowing in which BofA is not participating, in the approximate amount of the largest Loan included in such Borrowing) for such Interest Period would be offered by BofA's London office to prime banks in the offshore dollar interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

           LIBOR Auction means a solicitation of Competitive Bids setting forth a LIBOR Bid Margin pursuant to Section 2.6.

           LIBOR Bid Loan means any Bid Loan that bears interest at a rate based upon LIBOR.

           LIBOR Bid Margin - see subsection 2.6(c)(ii)(C).

           LIBOR Committed Loan means a Committed Loan that bears interest based on LIBOR (Reserve Adjusted).

           LIBOR Loan means a LIBOR Committed Loan or a LIBOR Bid Loan.

           LIBOR (Reserve Adjusted) means, for any Interest Period, with respect to LIBOR Committed Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Agent as follows:

                                               LIBOR
              LIBOR        =    -------------------------------------
      (Reserve Adjusted)         1.00-Eurodollar Reserve Percentage.

           Lien means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, or any financing lease having substantially the same economic effect as any of the foregoing, but not including the interest of a lessor under an operating lease).

           Loan means an extension of credit by a Lender to a Borrower under
      Section 2 or 3 in the form of a Committed Loan, Bid Loan, Swing Line Loan or L/C Advance.

           Loan Documents means this Agreement, any Notes, the L/C-Related Documents and all other documents delivered to the Administrative Agent or any Lender in connection herewith.

           Margin Stock means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

           Material Adverse Effect means a material adverse change in, or a material adverse effect upon, the operations, business, properties, assets, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole.

           Material Financial Obligations means Indebtedness or Contingent Obligations of either Borrower or any Subsidiary of either Borrower, or obligations of either Borrower or any Subsidiary of either Borrower in respect of any Securitization Transaction, in an aggregate principal amount (for all applicable Indebtedness, Contingent Obligations and obligations in respect of Securitization Transactions) equal to the greater of $25,000,000 or 5% of Net Worth.

           Moody's means Moody's Investors Service, Inc., or any successor thereto.

           Multiemployer Plan means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, with respect to which the Parent or any ERISA Affiliate may have any liability.

           Net Worth means the Parent's consolidated shareholders' equity.

           Note means a promissory note executed by a Borrower in favor of a Lender pursuant to subsection 2.2(b), in substantially the form of Exhibit K.

           Notice of Committed Borrowing means a notice in substantially the form of Exhibit A.

           Notice of Conversion/Continuation means a notice in substantially the form of Exhibit B.

           Notice of Swing Line Loan means a notice substantially in the form of Exhibit F.

           Obligations means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by either Borrower to any Lender, the Administrative Agent or any other Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, or now existing or hereafter arising.

           Organization Documents means (i) for any corporation, the certificate of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation, (ii) for any partnership or joint venture, the partnership or joint venture agreement and any other organizational document of such entity, (iii) for any limited liability company, the certificate or articles of organization, the operating agreement and any other organizational document of such limited liability company, (iv) for any trust, the declaration of trust, the trust agreement and any other organizational document of such trust and (v) for any other entity, the document or agreement pursuant to which such entity was formed and any other organizational document of such entity.

           Other Taxes means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

           Parent - see the Preamble.

           Participant - see subsection 12.8(d).

           Payment Sharing Notice means a written notice from either Borrower or any Lender informing the Administrative Agent that an Event of Default has occurred and is continuing and directing the Administrative Agent to allocate payments received from or on behalf of the Borrowers in accordance with subsection 2.15(b).

           PBGC means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

           Pension Plan means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, other than a Multiemployer Plan, with respect to which the Parent or any ERISA Affiliate may have any liability.

           Permitted Liens - see Section 8.2.

           Person means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

           Plan means an employee benefit plan (as defined in Section 3(3) of ERISA), other than a Multiemployer Plan, with respect to which the Parent or any ERISA Affiliate may have any liability, and includes any Pension Plan.

           Pro Rata Share means for any Lender at any time the proportion (expressed as a decimal, rounded to the ninth decimal place) which such Lender's Commitment constitutes of the combined Commitments (or, after the Commitments have terminated, which (i) the principal amount of such Lender's Committed Loans plus (without duplication) the participation of such Lender in (or in the case of an Issuing Lender or the Swing Line Lender, the unparticipated portion of) the Effective Amount of all L/C Obligations and the principal amount of all Swing Line Loans constitutes of (ii) the aggregate principal amount of all Committed Loans and Swing Line Loans plus (without duplication) the Effective Amount of all L/C Obligations).

           Reportable Event means, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

           Required Lenders means Lenders holding Adjusted Pro Rata Shares aggregating more than 50%; provided that if and so long as any Lender fails to fund any Committed Loan when required by Section 2.20 or Section
      3.3 or a participation in a Swing Line Loan or an L/C Borrowing pursuant to Section 2.21 or Section 3.3, as the case may be, such Lender's Adjusted Pro Rata Share shall be deemed for purposes of this definition to be reduced by the percentage which the defaulted amount constitutes of the combined Commitments (or, if the Commitments have terminated, the Total Outstandings), and the Adjusted Pro Rata Share of the applicable Issuing Lender or the Swing Line Lender, as the case may be, shall be deemed for purposes of this definition to be increased by such percentage.

           Requirement of Law means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

           Responsible Officer means, with respect to either Borrower, the chief executive officer, the president or any vice president of such Borrower, or any other officer of such Borrower having substantially the same authority and responsibility; or, with respect to financial matters, the chief financial officer or the treasurer of such Borrower, or any other officer of such Borrower having substantially the same authority and responsibility.

           S&P means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

           SEC means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

           Securitization Transaction means any sale, assignment or other transfer by the Parent or any Subsidiary of accounts receivable, lease receivables or other payment obligations owing to the Parent or any Subsidiary or any interest in any of the foregoing, together in each case with any collections and other proceeds thereof, any collection or deposit accounts related thereto, and any collateral, guaranties or other property or claims in favor of the Parent or such Subsidiary supporting or securing payment by the obligor thereon of, or otherwise related to, any such receivables.

           Subsidiary of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Parent.

           Successor Lender - see subsection 2.16(b).

           Surety Instruments means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments.

           Swap Contract means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

           Swing Line Commitment means the commitment of the Swing Line Lender to make Swing Line Loans hereunder.

           Swing Line Lender means BofA in its capacity as swing line lender hereunder, together with any replacement swing line lender arising under
      Section 10.9.

           Swing Line Loan - see Section 2.18.

           Taxes means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent, as the case may be, is organized or maintains a lending office.

           Termination Date means the earlier to occur of:

                 (a) January 23, 2003 (or such later date to which the Termination Date may be extended pursuant to Section 2.16); and

                 (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

           Total Indebtedness means, at any time, the sum (determined on a consolidated basis and without duplication) of (i) all Indebtedness of the Parent and its Subsidiaries of the types described in clauses (a),
      (b), (d), (e), (f) and (g) of the definition of Indebtedness, (ii) all non-contingent obligations of the Parent and its Subsidiaries with respect to Surety Instruments, (iii) all contingent obligations of the Parent and its Subsidiaries with respect to letters of credit issued for the account of the Parent or any Subsidiary to support, and all Guaranty Obligations of the Parent and its Subsidiaries in respect of, obligations of any Affiliate of the Parent (other than any Subsidiary) or any partnership or joint venture in which the Parent or any Subsidiary is a partner or joint venturer and (iv) to the extent not included in the definition of Indebtedness, the aggregate outstanding investment or claim held at such time by purchasers, assignees or other transferees of (or of interests in) receivables or other rights to payment of the Parent and its Subsidiaries in connection with any Securitization Transaction (regardless of the accounting treatment of such Securitization Transaction).

           Total Outstandings means the sum of the aggregate principal amount of all outstanding Loans (whether Committed Loans, Bid Loans or Swing Line Loans) plus the Effective Amount of all L/C Obligations.

           Type has the meaning specified in the definition of "Committed
      Loan."

           Unfunded Pension Liability means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of such Plan's assets, determined in accordance with the assumptions used for funding such Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

           United States and U.S. each means the United States of America.

           Unmatured Event of Default means any event or circumstance which, with the giving of notice, the lapse of time or both, will (if not cured or otherwise remedied during such time) constitute an Event of Default.

           Whitman means Whitman Corporation, a Delaware corporation.

           Whitman Payments means (i) the repayment by Hussmann Corp. of all intercompany debt owed to Whitman as described in the Form 10 and (ii) a dividend by Hussmann Corp. to Whitman as described in the Form 10, provided that the aggregate amount of all Whitman Payments will not exceed $270,000,000.

      1.2  Other Interpretive Provisions.

      (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

      (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

      (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

           (ii) The term "including" is not limiting and means "including without limitation."

           (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

      (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

      (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

      (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided herein, any reference to any action of the Administrative Agent, the

Lenders or the Required Lenders by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

     (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Administrative Agent merely because of the Administrative Agent's or Lenders' involvement in their preparation.

     1.3  Accounting Principles.

           (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied; provided that if the Parent notifies the Administrative Agent that the Parent wishes to amend any covenant in Section 8 to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Parent that the Required Lenders wish to amend Section 8 for such purpose), then the Parent's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Parent and the Required Lenders.

           (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Parent.

SECTION 2  THE CREDITS

     2.1 Amounts and Terms of Commitments. Each Lender severally agrees, on the terms and conditions set forth herein, to make Committed Loans to the Borrowers from time to time on any Business Day during the period from the Effective Date to the Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on Schedule 2.1 (such amount, as reduced pursuant to Section 2.7, increased pursuant to Section 2.17 or changed by one or more assignments under Section 12.8, such Lender's "Commitment"); provided, however, that, after giving effect to any Committed Borrowing, the Total Outstandings shall not exceed the combined Commitments; and provided, further, that the aggregate principal amount of the Committed Loans of any Lender plus the participation of such Lender in the principal amount of all outstanding Swing Line Loans and in the Effective Amount of all L/C Obligations shall not at any time exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.1, prepay under Section 2.8 and reborrow under this Section 2.1.

     2.2 Loan Accounts. (a) The Loans made by each Lender and the Letters of Credit Issued by each Issuing Lender shall be evidenced by one or more accounts or records maintained by such

Lender or Issuing Lender, as the case may be, in the ordinary course of business. The accounts or records maintained by the Administrative Agent, each Issuing Lender and each Lender shall be rebuttable presumptive evidence of the amount of the Loans made by the Lenders to the Borrowers and the Letters of Credit Issued for the account of the Borrowers, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the applicable Borrower hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

           (b) Upon the request of any Lender made through the Administrative Agent, the Loans made by such Lender to a Borrower may be evidenced by one or more Notes of such Borrower, instead of or in addition to loan accounts. Each such Lender shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan evidenced thereby and the amount of each payment of principal made by the applicable Borrower with respect thereto. Each such Lender is irrevocably authorized by the Borrowers to endorse its Note(s) and each Lender's record shall be rebuttable presumptive evidence of the amount of the Loans evidenced thereby, and the interest and payments thereon; provided, however, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the applicable Borrower hereunder or under any such Note to such Lender.

     2.3 Procedure for Committed Borrowing. (a) Each Committed Borrowing shall be made upon irrevocable written notice delivered to the Administrative Agent by the applicable Borrower in the form of a Notice of Committed Borrowing, which notice must be received by the Administrative Agent prior to
(i) 10:30 a.m. Chicago time three Business Days prior to the requested Borrowing Date, in the case of LIBOR Committed Loans, and (ii) 10:30 a.m. Chicago time on the requested Borrowing Date, in the case of Base Rate Committed Loans, specifying:

                  (A) the amount of the Committed Borrowing, which shall be in an aggregate amount of $5,000,000 or a higher multiple of $1,000,000;

                  (B) the requested Borrowing Date, which shall be a Business
            Day;

                  (C) the Type of Loans comprising such Committed Borrowing; and

                  (D) in the case of LIBOR Committed Loans, the duration of the initial Interest Period applicable to such Loans.

            (b) The Administrative Agent will promptly notify each Lender of its receipt of any Notice of Committed Borrowing and of the amount of such Lender's Pro Rata Share of such Borrowing.

           (c) Each Lender will make the amount of its Pro Rata Share of each Committed Borrowing available to the Administrative Agent for the account of the applicable Borrower at the Administrative Agent's Payment Office by 12:00 noon Chicago time on the Borrowing Date requested by such Borrower in funds immediately available to the Administrative Agent. The proceeds of all such Loans will then be made available to the applicable Borrower by the Administrative Agent by wire transfer in accordance with written instructions provided to the Administrative Agent by such Borrower of like funds as received by the Administrative Agent.

           (d) After giving effect to any Committed Borrowing, unless the Administrative Agent otherwise consents, there may not be more than 20 different Interest Periods in effect for all Borrowings.

      2.4 Conversion and Continuation Elections for Committed Borrowings. (a) A Borrower may, upon irrevocable written notice to the Administrative Agent in accordance with subsection 2.4(b):

               (i) elect, as of any Business Day, in the case of Base Rate Committed Loans, or as of the last day of the applicable Interest Period, in the case of LIBOR Committed Loans, to convert such Loans (or any part thereof in an aggregate amount of $5,000,000 or a higher integral multiple of $1,000,000) into Committed Loans of the other Type; or

               (ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Committed Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount of $5,000,000 or a higher integral multiple of $1,000,000) for another Interest Period;

provided that if at any time the aggregate amount of LIBOR Committed Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of any part thereof, to be less than $5,000,000, such LIBOR Committed Loans shall automatically convert into Base Rate Committed Loans.

           (b) The applicable Borrower shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent not later than 10:30 a.m. Chicago time at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Committed Loans are to be converted into or continued as LIBOR Committed Loans; and (ii) on the Conversion/Continuation Date, if the Committed Loans are to be converted into Base Rate Committed Loans, specifying:

                 (A) the proposed Conversion/Continuation Date;

                 (B) the aggregate amount of Committed Loans to be converted or continued;

                 (C) the Type of Committed Loans resulting from the proposed conversion or continuation; and

                 (D) in the case of conversion into or continuation of LIBOR Committed Loans, the duration of the requested Interest Period.

           (c) If upon the expiration of any Interest Period applicable to LIBOR Committed Loans, the applicable Borrower has failed to select timely a new Interest Period to be applicable to such LIBOR Committed Loans, such Borrower shall be deemed to have elected to convert such LIBOR Committed Loans into Base Rate Committed Loans effective as of the expiration date of such Interest Period.

           (d) The Administrative Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the applicable Borrower, the Administrative Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Committed Loans with respect to which the notice was given held by each Lender.

           (e) Unless the Required Lenders otherwise consent, neither Borrower may elect to have a Loan converted into or continued as a LIBOR Committed Loan during the existence of an Event of Default or Unmatured Event of Default.

           (f) After giving effect to any conversion or continuation of Loans, unless the Administrative Agent otherwise consents, there may not be more than 20 different Interest Periods in effect for all Borrowings.

      2.5  Bid Borrowings.  In addition to Committed Borrowings pursuant to
Section 2.3, each Lender severally agrees that either Borrower may, as set forth in Section 2.6, from time to time request the Lenders prior to the Termination Date to submit offers to make Bid Loans to such Borrower; provided that the Lenders may, but shall have no obligation to, submit such offers and the applicable Borrower may, but shall have no obligation to, accept any such offers; and provided, further, that (a) after giving effect to any Bid Borrowing, the Total Outstandings shall not exceed the combined Commitments and
(b) after giving effect to any Bid Borrowing, unless the Administrative Agent otherwise consents, there may not be more than 20 different Interest Periods in effect for all Borrowings.

      2.6  Procedure for Bid Borrowings.

           (a) When a Borrower wishes to request the Lenders to submit offers to make Bid Loans hereunder, it shall transmit to the Administrative Agent by telephone call followed promptly by facsimile transmission a notice in substantially the form of Exhibit C (a "Competitive Bid Request") so as to be received no later than 9:00 a.m. (Chicago time) (x) four Business Days prior to the date of a proposed Bid Borrowing in the case of a LIBOR Auction or
(y) one Business Day prior to the date of a proposed Bid Borrowing in the case of an Absolute Rate Auction, specifying:

           (i)  the date of such Bid Borrowing, which shall be a Business Day;

           (ii) the aggregate amount of such Bid Borrowing, which shall be $5,000,000 or a higher integral multiple of $1,000,000;

           (iii) whether the Competitive Bids requested are to be for LIBOR Bid Loans or Absolute Rate Bid Loans or both; and

           (iv) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of "Interest Period" herein.

A Borrower may not request Competitive Bids for more than six Interest Periods in a single Competitive Bid Request.

           (b) Upon receipt of a Competitive Bid Request, the Administrative Agent will promptly send to the Lenders by facsimile transmission an Invitation for Competitive Bids, which shall constitute an invitation by such Borrower to each Lender to submit Competitive Bids offering to make the Bid Loans to which such Competitive Bid Request relates in accordance with this Section 2.6.

           (c) (i) Each Lender may at its discretion submit a Competitive Bid containing an offer or offers to make Bid Loans to the applicable Borrower in response to any Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this subsection 2.6(c) and must be submitted to the Administrative Agent by facsimile transmission at the Administrative Agent's office for notices not later than 8:30 a.m. (Chicago time) (1) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction, or (2) on the proposed date of Borrowing, in the case of an Absolute Rate Auction; provided that Competitive Bids submitted by the Administrative Agent (or any Affiliate of the Administrative Agent) in the capacity of a Lender may be submitted, and may only be submitted, if the Administrative Agent or such Affiliate notifies the applicable Borrower of the terms of the offer or offers contained therein not later than 8:15 a.m. (Chicago time)
      (A) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction, or (B) on the proposed date of Borrowing, in the case of an Absolute Rate Auction.

           (ii) Each Competitive Bid shall be in substantially the form of Exhibit E, specifying therein:

                 (A) the proposed date of Borrowing;

                 (B) the principal amount of each Bid Loan for which such
            Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the quoting Lender, (y) must be $5,000,000 or a higher integral multiple of $1,000,000 and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested;

                 (C) if the applicable Borrower elects a LIBOR Auction, the margin above or below LIBOR (the "LIBOR Bid Margin") offered for each such Bid Loan, expressed as a percentage (which shall be an integral multiple of 1/10,000th of 1%) to be added to or subtracted from the applicable LIBOR, and the Interest Period applicable thereto;

                 (D) if the applicable Borrower elects an Absolute Rate
            Auction, the rate of interest per annum (which shall be an integral multiple of 1/10,000th of 1%) (the "Absolute Rate") offered for each such Bid Loan; and

                 (E) the identity of the quoting Lender.

      A Competitive Bid may contain up to three separate offers by the quoting Lender with respect to each Interest Period specified in the related Invitation for Competitive Bids.

               (iii)  Any Competitive Bid shall be disregarded if it:

                 (A) is not substantially in conformity with Exhibit E or does not specify all of the information required by subsection (c)(ii) of this Section;

                 (B) contains qualifying, conditional or similar language;

                 (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bids; or

                 (D) arrives after the time set forth in subsection (c)(i) of this Section.

            (d) Promptly on receipt and not later than 9:00 a.m. (Chicago time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction, or on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Administrative Agent will notify the applicable Borrower of the terms of (i) any Competitive Bid submitted by a Lender that is in accordance with subsection 2.6(c) and (ii) any Competitive Bid that amends, modifies or is otherwise inconsistent with a previous Competitive Bid submitted by such Lender with respect to the same Competitive Bid Request. Any such subsequent Competitive Bid shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid and only if received within the times set forth in subsection 2.6(c). The Administrative Agent's notice to the applicable Borrower shall specify (1) the aggregate principal amount of Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Request; and (2) the respective principal amounts and LIBOR Bid Margins or Absolute Rates, as the case may be, so offered.
Subject only to the provisions of Sections 4.2, 4.5 and 5 hereof and the provisions of this subsection (d), any Competitive Bid shall be irrevocable except with the written consent of the Administrative Agent given on the written instructions of the applicable Borrower.

           (e) Not later than 9:30 a.m. (Chicago time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction, or on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the applicable Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection 2.6(d). Such Borrower shall be under no obligation to accept any offer and may choose to reject all offers. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that is accepted. The applicable Borrower may accept any Competitive Bid in whole or in part; provided that:

               (i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;

               (ii) the principal amount of each Bid Borrowing must be $5,000,000 or a higher integral multiple of $1,000,000;

               (iii) acceptance of offers may only be made on the basis of ascending LIBOR Bid Margins or Absolute Rates, as the case may be, within each Interest Period; and

               (iv) such Borrower may not accept any offer that is described in subsection 2.6(c)(iii) or that otherwise fails to comply with the requirements of this Agreement.

           (f) If offers are made by two or more Lenders with the same LIBOR Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in such multiples, not less than $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determination by the Administrative Agent of the amount of Bid Loans shall be conclusive in the absence of manifest error.

           (g) (i) The Administrative Agent will promptly notify each Lender having submitted a Competitive Bid if its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the Bid Borrowing.

           (ii) Each Lender which has received notice pursuant to subsection 2.6(g)(i) that its Competitive Bid has been accepted shall make the amounts of such Bid Loans available to the Administrative Agent for the account of the applicable Borrower at the Administrative Agent's Payment Office by 12:00 noon (Chicago time) on such date of Bid Borrowing, in immediately available funds.

           (iiiA Promptly following each Bid Borrowing, the Administrative Agent shall notify each Lender of the ranges of bids submitted and the highest and lowest Bids accepted for each Interest Period requested by the applicable Borrower and the aggregate amount borrowed pursuant to such Bid Borrowing.

      2.7 Voluntary Termination or Reduction of Commitments. The Parent may, upon not less than five Business Days' prior notice to the Administrative Agent, terminate the Commitments, or permanently reduce the Commitments by a minimum amount of $5,000,000 or a higher integral multiple of $1,000,000; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the Total Outstandings would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased (except pursuant to Section 2.17). Any reduction of the Commitments shall be applied to reduce the Commitment of each Lender according to its Pro Rata Share. If the Parent terminates the Commitments or reduces the Commitments to zero, the Borrowers shall pay all accrued and unpaid interest, fees and other amounts payable hereunder on the date of such termination.

      2.8 Optional Prepayments. (a) Subject to the proviso to subsection 2.4(a) and to Section 4.4, either Borrower may, from time to time, upon irrevocable notice to the Administrative Agent, which notice must be received by the Administrative Agent prior to 10:30 a.m. Chicago time (i) three Business Days prior to the date of prepayment, in the case of LIBOR Committed Loans, and (ii) on the date of prepayment, in the case of Base Rate Committed Loans, ratably prepay Committed Loans in whole or in part, in an aggregate amount of $5,000,000 or a higher integral multiple of $1,000,000 (or, if any Base Rate Committed Loans have been made pursuant to subsection 2.20(b) or subsection 3.3(c), in an aggregate amount equal to the aggregate amount of such Base Rate Committed Loans). Such notice of prepayment shall specify the date and amount of such prepayment and the Committed Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of any such notice and of such Lender's Pro Rata Share of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with, in the case of LIBOR Committed Loans, accrued interest to such date on the amount prepaid and any amounts required pursuant to Section 4.4.

      (b) No Bid Loan may be voluntarily prepaid without the written consent of the applicable Lender.

     2.9 Repayment. Each Borrower shall repay each Bid Loan to such Borrower on the last day of the Interest Period therefor. The Borrower shall repay all Loans (including any outstanding Bid Loans and Swing Line Loans) on the Termination Date.

     2.10 Interest. (a) Each Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to (i) the applicable LIBOR (Reserve Adjusted) plus the Applicable Margin or (ii) the Base Rate, as the case may be (and subject to the applicable Borrower's right to convert to the other Type of Committed Loan under
Section 2.4). Each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Base Rate or such other rate as may be agreed to from time to time by the applicable Borrower and the Swing Line Lender. Each Bid Loan shall bear interest on the outstanding principal amount thereof from the relevant Borrowing Date at LIBOR plus (or minus) the LIBOR Bid Margin or equal to the applicable Absolute Rate, as the case may be.

          (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest also shall be paid on the date of any conversion of LIBOR Committed Loans under Section 2.4 and prepayment of LIBOR Committed Loans under Section 2.8, in each case for the portion of the Loans so converted or prepaid.

          (c) Notwithstanding the foregoing provisions of this Section, upon notice to the Borrowers from the Administrative Agent (acting at the request or with the consent of the Required Lenders) during the existence of any Event of Default, and for so long as such Event of Default continues, each Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans to such Borrower and, to the extent permitted by applicable law, on any other amount payable hereunder or under any other Loan Document, at a rate per annum which is determined by adding 1% per annum to the rate otherwise applicable thereto pursuant to the terms hereof or such other Loan Document (or, if no such rate is specified, the Base Rate). All such interest shall be payable on demand.

          (d) Anything herein to the contrary notwithstanding, the obligations of each Borrower to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event such Borrower shall pay such Lender interest at the highest rate permitted by applicable law.

     2.11  Fees.  In addition to certain fees described in Section 3.8:

          (a) Arrangement, Agency Fees. The Borrowers agree to pay to the Administrative Agent and the Arranger such fees at such times and in such amounts as are mutually agreed to from time to time by the Borrowers and the Administrative Agent or the Arranger, as the case may be.

          (b) Facility Fees. The Borrowers jointly and severally agree to pay to the Administrative Agent for the account of each Lender a facility fee computed at the Facility Fee Rate per annum on the amount of such Lender's Commitment as in effect from time to time (whether used or unused) or, if the Commitments have terminated, on the sum (without duplication) of (i) the principal amount of such Lender's outstanding Committed Loans plus (ii) the participation of such Lender in (or in the case of an Issuing Lender or the Swing Line Lender, its unparticipated portion of) the Effective Amount of all L/C Obligations and the outstanding principal amount of all Swing Line Loans. Such facility fee shall accrue from the date of the execution and delivery of this Agreement by all of the parties hereto to the Termination Date, and thereafter until all Committed Loans, Swing Line Loans and L/C Obligations are paid in full, and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter, with the final payment to be made on the Termination Date (or, if later, on the date all Committed Loans, Swing Line Loans and L/C Obligations are paid in full).

     2.12 Computation of Fees and Interest. (a) All computations of interest for Base Rate Committed Loans (and Swing Line Loans bearing interest at the Base
Rate) when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest and fees shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which such interest or such fees are computed from the first day thereof to the last day thereof.

          (b) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent will, at the request of either Borrower or any Lender, deliver to such Borrower or such Lender, as the case may be, a statement showing the quotations used by the Administrative Agent in determining any interest rate and the resulting interest rate.

     2.13 Payments by the Borrowers. (a) All payments to be made by the Borrowers hereunder shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent's Payment Office, and shall be made in Dollars and in immediately available funds, no later than 1:00 p.m. Chicago time on the date specified herein (it being understood that the Administrative Agent shall be deemed to have received a payment prior to 1:00 p.m. if the applicable Borrower has provided the Administrative Agent with a Fed reference number confirming such payment prior to such time). The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Administrative Agent later than 1:00 p.m. Chicago time shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

          (b) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day (unless, in the case of a payment with respect to a LIBOR Loan, the following Business Day is in another calendar month, in which case such payment shall be made on the preceding Business Day), and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

          (c) Unless the Administrative Agent receives notice from the applicable Borrower prior to the date on which any payment is due from such Borrower to the Lenders that such Borrower will not make such payment in full as and when required, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower has not made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

     2.14 Payments by the Lenders to the Administrative Agent. (a) Unless the Administrative Agent receives notice from a Lender at least one Business Day prior to the date of a Borrowing of LIBOR Committed Loans, or by 11:30 a.m. Chicago time on the day of any Borrowing of Base Rate Committed Loans, that such Lender will not make available as and when required hereunder to the Administrative Agent for the account of the applicable Borrower the amount of such Lender's Pro Rata Share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the applicable Borrower such amount, such Lender shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate. A notice of the Administrative Agent submitted to any Lender with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender's Committed Loan to the applicable Borrower on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the applicable Borrower of such failure to fund and, upon demand by the Administrative Agent, such Borrower shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Committed Loans comprising such Committed Borrowing.

          (b) The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

     2.15 Sharing of Payments, Etc. (a) Except as otherwise expressly provided herein, whenever any payment received by the Administrative Agent to be distributed to the Lenders is insufficient to pay in full the amounts then due and payable to the Lenders, and the Administrative Agent has not received a Payment Sharing Notice, such payment shall be distributed to the Lenders (and for purposes of this Agreement shall be deemed to have been applied by the Lenders, notwithstanding the fact that any Lender may have made a different application in its books and records) in the following order: first, to the payment of reimbursement obligations of the Borrowers in respect of any Letter of Credit; second, to the payment of the principal amount of the Loans which is then due and payable, ratably among the Lenders in accordance with the aggregate principal amount owed to each Lender; third, to the payment of interest then due and payable on the Loans and on the reimbursement obligations in respect of Letters of Credit, ratably among the Lenders in accordance with the aggregate amount of interest owed to each Lender; fourth, to the payment of the facility fees payable under subsection 2.11(b) and letter of credit fees payable under
Section 3.8, ratably among the Lenders in accordance with the amount of such fees owed to each Lender; and fifth, to the payment of any other amount payable under this Agreement, ratably among the Lenders in accordance with the aggregate amount owed to each Lender.

          (b) After the Administrative Agent has received a Payment Sharing Notice, and for so long thereafter as any Event of Default exists, all payments received by the Administrative Agent to be distributed to the Lenders shall be distributed to the Lenders (and for purposes of this Agreement shall be deemed to have been applied by the Lenders, notwithstanding the fact that any Lender may have made a different application in its books and records) in the following order: first, to the payment of amounts payable under Sections 12.4 and 12.5, ratably among the Lenders in accordance with the aggregate amount owed to each Lender; second, to the payment of facility fees payable under subsection 2.11(b) and letter of credit fees payable under Section 3.8, ratably among the Lenders in accordance with the amount of such fees owed to each Lender; third, to the payment of the interest accrued on and the principal amount of all of the Loans and reimbursement obligations (including contingent reimbursement obligations) regardless of whether any such amount is then due and payable, ratably among the Lenders in accordance with the aggregate accrued interest plus the aggregate principal amount owed to each Lender; and fourth, to the payment of any other amount payable under this Agreement, ratably among the Lenders in accordance with the aggregate amount owed to each Lender.

          (c) If, other than as expressly provided elsewhere herein (including in Section 2.16 with respect to any payment to a Declining Lender, in Section
2.17 with respect to any prepayment made to give effect to a non-pro-rata subscription for an increase in the Commitments, or with respect to payments of principal of and interest on Swing Line Loans), any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of principal of or interest on any Loan, or any other amount payable hereunder, in excess of the share of payments and other recoveries such Lender would have received if such payment or other recovery had been distributed pursuant to the provisions of subsection 2.15(a) or (b) (whichever is applicable at the time of such payment or other recovery), such Lender shall immediately (i) notify the Administrative Agent of such fact and (ii) purchase from the other Lenders such participations in the Loans made by (or other Obligations owed to) them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery pro rata with each of them in accordance with the order of payments set forth in subsection 2.15(a) or (b), as the case may be; provided that if all or any portion of such excess payment or other recovery is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.

          (d) Any amount that would be applied to a contingent obligation of a Borrower in respect of a Letter of Credit under clause third of subsection 2.15(b) shall be held by the Administrative Agent as Cash Collateral hereunder. If such Letter of Credit is thereafter drawn upon, the Administrative Agent shall pay the applicable Issuing Lender an amount equal to the lesser of the amount of such drawing and the amount of the funds so held as Cash Collateral for such Letter of Credit. If and to the extent that such Letter of Credit expires or terminates (or the maximum amount available for drawing thereunder is reduced), the funds so held as Cash Collateral for such Letter of Credit (or the portion thereof in excess of the maximum amount available for drawing thereunder) shall be applied by the Administrative Agent as set forth in subsection 2.15(a) or 2.15(b), as applicable.

     2.16  Extension of Scheduled Termination Date; Substitution of Lenders.

          (a) At any time after January 31, 2000 (but not more than once in any calendar year and not more than twice during the term of this Agreement), the Parent may, at its option, request all Lenders to extend the scheduled Termination Date by one year by means of a letter, addressed to each Lender and the Administrative Agent, substantially in the form of Exhibit L. Each Lender electing (in its sole and complete discretion) so to extend the scheduled Termination Date shall deliver signed counterparts of such letter to the Parent and the Administrative Agent no later than 30 days after the date of such request by the Parent (such 30th day, the "Extension Response Date"). Any Lender which does not deliver such counterparts by the Extension Response Date shall be deemed to have declined to extend the scheduled Termination Date. If all Lenders elect to extend the scheduled Termination Date, the scheduled Termination Date shall be extended for an additional one-year period on the date on which the Administrative Agent has received signed counterparts of such letter from all Lenders (and the Administrative Agent shall promptly notify the Parent and the Lenders of such extension). If all Lenders do not elect to extend the scheduled Termination Date, the provisions of subsection (b) below shall apply.

          (b) If the scheduled Termination Date is not extended pursuant to subsection (a) above after a request by the Parent, then the Parent may, at any time prior to the 30th day after the Extension Response Date for such request, arrange for any Lender that did not elect to extend the Termination Date (a "Declining Lender") to assign its Loans, its Commitment and all of its other rights and obligations hereunder to one or more other Lenders and/or Eligible Assignees (any such Person, a "Successor Lender"); provided that no assignment to an Eligible Assignee which is not a Lender shall be effective without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed). Any such assignment shall be made pursuant to an Assignment and Acceptance between the Declining Lender and each applicable Successor Lender (it being understood that no Declining Lender shall be required to make any such assignment unless all of such Declining Lender's Loans, Commitment and other rights and obligations hereunder are being assigned concurrently pursuant to one or more assignments). On the date of any such assignment, (i) the Successor Lender(s) shall pay to the Declining Lender an amount equal to the principal amount of all of such Declining Lender's outstanding Loans, (ii) the Borrowers shall pay to the Declining Lender an amount equal to all accrued interest, fees and other amounts then owed to such Declining Lender hereunder or in connection herewith (including any amount payable pursuant to Section 4.4, assuming for such purpose that such Declining Lender's LIBOR Committed Loans and Bid Loans were prepaid on the date of such assignment) and (iii) the Declining Lender shall cease to be a Lender hereunder. If BofA shall become a Declining Lender and is replaced as a Lender (and as Issuing Lender and Swing Line Lender) pursuant to this subsection (b), BofA shall resign as Administrative Agent and the provisions of Section 10.9 shall apply.

          (c) If all Declining Lenders have been replaced pursuant to subsection
(b) on or before the 30th day after the applicable Extension Response Date, then the scheduled Termination Date shall be extended for an additional one-year period (and the Administrative Agent shall promptly notify the Parent and the Lenders of such extension).

     2.17 Optional Increase in Commitments. The Parent may at any time, by means of a letter to the Administrative Agent and each Lender substantially in the form of Exhibit M, request that the Lenders increase the combined Commitments; provided that (i) such letter shall be accompanied by evidence reasonably satisfactory to the Administrative Agent that the board of directors of each Borrower has approved such increase and (ii) in no event shall the aggregate amount of the combined Commitments exceed $450,000,000 without the written consent of all Lenders. Each Lender shall have the option (in its sole and complete discretion) to subscribe for its proportionate share of such increase, according to its then-existing Pro Rata Share. Each Lender shall respond to the Parent's request within 20 Business Days by submitting a response in the form of Attachment 1 to Exhibit M to the Administrative Agent (and any Lender not responding within such period shall be deemed to have declined such request). At the option of the Parent, any part of the proposed increase not so subscribed may be assumed, within 10 Business Days after all Lenders have responded to (or are deemed to have declined) such request, by one or more existing Lenders and/or by one or more Persons meeting the qualifications of an Eligible Assignee, in amounts which are acceptable to the Parent; it being understood that any assumption by a Person which is not an existing Lender shall be subject to consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed). Any increase in the combined Commitments pursuant to this Section 2.17 shall become effective on the earliest to occur of (a) the date on which the proposed increase has been fully subscribed, (b) 10 Business Days after the date on which all Lenders have responded to (or are deemed to have declined) the Parent's request for an increase and (c) the date, which shall not be earlier than the date on which all Lenders have responded to (or are deemed to have declined) the Parent's request for an increase, on which the Parent notifies the Administrative Agent that the Parent accepts an increase in the combined Commitments which is less than the full amount of the requested increase. The Administrative Agent shall promptly notify the Parent and the Lenders of any increase in the amount of the combined Commitments pursuant to this Section 2.17 and of the Commitment and Pro Rata Share of each Lender after giving effect thereto. The Borrowers acknowledge that, in order to maintain Committed Loans in accordance with each Lender's Pro Rata Share, a reallocation of the Commitments as a result of a non-pro-rata subscription to an increase in the combined Commitments may require prepayment of all or portions of certain Committed Loans on the date of such increase (and any such prepayment shall be subject to the provisions of Section 4.4).

     2.18 Swing Line Commitment. Subject to the terms and conditions of this Agreement, the Swing Line Lender agrees to make loans to the Borrowers on a revolving basis (each such loan, a "Swing Line Loan") from time to time on any Business Day during the period from the Effective Date to the Termination Date in an aggregate principal amount at any one time outstanding not to exceed $10,000,000; provided that after giving effect to any proposed Swing Line Loan, the Total Outstandings shall not exceed the combined Commitments.

     2.19 Borrowing Procedures for Swing Line Loans. The applicable Borrower shall provide a Notice of Swing Line Loan or telephonic notice (followed by a confirming Notice of Swing Line Loan) of a proposed Swing Line Loan to the Administrative Agent and the Swing Line Lender not later than 12:00 noon Chicago time on the proposed Borrowing Date. Each such notice shall be effective upon receipt by the Administrative Agent and the Swing Line Lender and shall specify the date and the principal amount of such Swing Line Loan. Unless the Swing Line

Lender has received written notice prior to 11:00 a.m. Chicago time on the proposed Borrowing Date from the Administrative Agent or any Lender that one or more of the conditions precedent set forth in Section 5 with respect to such Swing Line Loan is not then satisfied, the Swing Line Lender shall pay over the requested principal amount to the applicable Borrower on the requested Borrowing Date in immediately available funds. Each Swing Line Loan shall be made on a Business Day and shall be in the amount of $1,000,000 or a higher integral multiple thereof. The Swing Line Lender will promptly notify the Administrative Agent of the making and amount of each Swing Line Loan.

     2.20 Prepayment or Refunding of Swing Line Loans. (a) Either Borrower may, at any time and from time to time, prepay any Swing Line Loan to such Borrower in whole or in part, in an amount equal to $1,000,000 or a higher integral multiple thereof. The applicable Borrower shall deliver a notice of prepayment in accordance with Section 12.2 to be received by the Administrative Agent and the Swing Line Lender not later than 11:00 a.m. Chicago time on the Business Day of such prepayment, specifying the date and amount of such prepayment. If such notice is given by a Borrower, the payment amount specified in such notice shall be due and payable on the date specified therein.

     (b) The Swing Line Lender may, at any time in its sole and absolute discretion, on behalf of either Borrower (each of which hereby irrevocably directs the Swing Line Lender to act on its behalf), request each Lender to make a Committed Loan in an amount equal to such Lender's Pro Rata Share of the principal amount of the Swing Line Loans to such Borrower outstanding on the date such notice is given. Unless any of the events described in subsection 9.1(f) or (g) shall have occurred (in which event the procedures of Section 2.21 shall apply), and regardless of whether the conditions precedent set forth in this Agreement to the making of Committed Loans are then satisfied or the aggregate amount of such Committed Loans is not in the minimum or integral amount otherwise required hereunder, each Lender shall make the proceeds of its Committed Loan available to the Administrative Agent for the account of the Swing Line Lender at the Administrative Agent's Payment Office prior to 12:00 noon Chicago time in immediately available funds on the Business Day next succeeding the date such notice is given. The proceeds of such Committed Loans shall be immediately applied to repay the outstanding Swing Line Loans of the applicable Borrower. All Committed Loans made pursuant to this Section 2.20 shall be Base Rate Committed Loans (but, subject to the other provisions of this Agreement, may be converted to LIBOR Committed Loans).

     2.21 Participations in Swing Line Loans. (a) If an event described in subsection 9.1(f) or (g) exists (or for any reason the Lenders may not make Committed Loans pursuant to Section 2.20), each Lender will, upon notice from the Administrative Agent, purchase from the Swing Line Lender (and the Swing Line Lender will sell to each Lender) an undivided participation interest in all outstanding Swing Line Loans in an amount equal to its Pro Rata Share of the outstanding principal amount of the Swing Line Loans (and each Lender will immediately transfer to the Administrative Agent, for the account of the Swing Line Lender, in immediately available funds, the amount of its participation).

     (b) Whenever, at any time after the Swing Line Lender has received payment for any Lender's participation interest in the Swing Line Loans pursuant to subsection 2.21(a), the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to the Administrative Agent for the account of such Lender its participation interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participation interest was outstanding and funded) in like funds as received; provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Administrative Agent for the account of the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it in like funds as such payment is required to be returned by the Swing Line Lender.

     2.22 Participation Obligations Unconditional. (a) Each Lender's obligation to make Committed Loans pursuant to Section 2.20 and/or to purchase participation interests in Swing Line Loans pursuant to Section 2.21 shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, either Borrower or any other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default or Unmatured Event of Default; (c) any adverse change in the condition (financial or otherwise) of either Borrower or any other Person; (d) any breach of this Agreement or any other Loan Document by either Borrower or any other Person; (e) any inability of the Borrowers to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which any such Loan is to be made or any participation interest therein is to be purchased; or (f) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     (b) Notwithstanding the provisions of subsection 2.22(a), no Lender shall be required to make any Committed Loan to either Borrower to refund a Swing Line Loan pursuant to Section 2.20 or to purchase a participation interest in a Swing Line Loan pursuant to Section 2.21 if, prior to the making by the Swing Line Lender of such Swing Line Loan, the Swing Line Lender received written notice from any Lender specifying that such Lender believed in good faith that one or more of the conditions precedent to the making of such Swing Line Loan were not satisfied and, in fact, such conditions precedent were not satisfied at the time of the making of such Swing Line Loan; provided that the obligation of such Lender to make such Committed Loans and to purchase such participation interests shall be reinstated upon the earlier to occur of (i) the date on which such Lender notifies the Swing Line Lender that its prior notice has been withdrawn and (ii) the date on which all conditions precedent to the making of such Swing Line Loan have been satisfied (or waived by the Required Lenders or all Lenders, as applicable).

     2.23 Conditions to Swing Line Loans. Notwithstanding any other provision of this Agreement, the Swing Line Lender shall not be obligated to make any Swing Line Loan if an Event of Default or Unmatured Event of Default exists or would result therefrom or any other applicable condition set forth in Section 5 has not been satisfied.

SECTION 3 THE LETTERS OF CREDIT

     3.1 The Letter of Credit Subfacility. (a) On the terms and conditions set forth herein (i) each Issuing Lender agrees, (A) from time to time on any Business Day during the period from the Effective Date to the Termination Date to issue standby Letters of Credit for the account of either Borrower, and to amend or renew standby Letters of Credit previously issued by it, in accordance with subsections 3.2(c) and 3.2(d), and (B) to honor properly drawn drafts under the Letters of Credit issued by it; and (ii) the Lenders severally agree to participate in standby Letters of Credit Issued for the account of either Borrower; provided that no Issuing Lender shall be obligated to Issue, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") (1) the Total Outstandings exceed the combined Commitments, (2) the Effective Amount of all L/C Obligations would exceed the L/C Commitment or (3) the participation of any Lender in the Effective Amount of all L/C Obligations plus the participation of such Lender in the principal amount of all outstanding Swing Line Loans plus the outstanding principal amount of the Committed Loans of such Lender would exceed such Lender's Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the ability of the Borrower to obtain Letters of Credit shall be fully revolving, and, accordingly, the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

           (b) No Issuing Lender shall be under any obligation to Issue any Letter of Credit if:

               (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from Issuing such Letter of Credit, or any Requirement of Law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Lender in good faith deems material to it (it being understood that the applicable Issuing Lender shall promptly notify the Borrowers and the Administrative Agent of any of the foregoing events or circumstances);

               (ii) such Issuing Lender has received written notice from any Lender, the Administrative Agent or either Borrower, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Section 5 is not then satisfied;

               (iii) the expiry date of such requested Letter of Credit is after the Termination Date, unless all of the Lenders have approved such expiry date in writing;

               (iv) such Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to such Issuing Lender, or the Issuance of a Letter of Credit shall violate any applicable policies of such Issuing Lender; or

               (v) such Letter of Credit is denominated in a currency other than Dollars.

      3.2 Issuance, Amendment and Renewal of Letters of Credit. (a) Each Letter of Credit shall be issued upon the irrevocable written request of a Borrower received by the applicable Issuing Lender (with a copy sent by such Borrower to the Administrative Agent) at least one Business Day (or such shorter time as the applicable Issuing Lender and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately (by messenger or overnight courier) in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the applicable Issuing Lender: (i) the face amount of the Letter of Credit; (ii) the expiry date of the Letter of Credit; (iii) the name and address of the beneficiary thereof; (iv) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder;
(v) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; (vi) the Borrower requesting the Issuance of such Letter of Credit; and (vii) such other matters as such Issuing Lender may require.

          (b) Promptly upon receipt of any L/C Application or L/C Amendment Application, the applicable Issuing Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such L/C Application or L/C Amendment Application from the applicable Borrower and, if not, such Issuing Lender will provide the Administrative Agent with a copy thereof. Unless the applicable Issuing Lender has received on or before the Business Day immediately preceding the date such Issuing Lender is to issue a requested Letter of Credit, (A) notice from the Administrative Agent directing such Issuing Lender not to issue such Letter of Credit because such issuance is not then permitted under subsection 3.1(a) as a result of the limitations set forth in clauses (1) through (3) thereof or (B) a notice described in subsection 3.1(b)(ii), then, subject to the terms and conditions hereof, such Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower in accordance with such Issuing Lender's usual and customary business practices.

          (c) From time to time while a Letter of Credit is outstanding and prior to the Termination Date, the applicable Issuing Lender will, upon the written request of the applicable Borrower received by such Issuing Lender (with a copy sent by such Borrower to the Administrative Agent) at least one Business Day (or such shorter time as the applicable Issuing Lender and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately (by messenger or overnight courier) in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to such Issuing Lender: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of such Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and
(iv) such other matters as such Issuing Lender may require. No Issuing Lender shall have any obligation to amend any Letter of Credit if: (A) such Issuing Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit. The Administrative Agent will promptly notify the Lenders of any Issuance of a Letter of Credit.

          (d) The Issuing Lenders and the Lenders agree that, while a Letter of Credit is outstanding and prior to the Termination Date, at the option of the applicable Borrower and upon the written request of such Borrower received by the applicable Issuing Lender (with a copy sent by such Borrower to the Administrative Agent) at least one Business Day (or such shorter time as the applicable Issuing Lender and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed date of notification of renewal, the applicable Issuing Lender shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the applicable Issuing Lender: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of such Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of such Letter of Credit (which, unless all Lenders otherwise consent in writing, shall be prior to the Termination Date); and (iv) such other matters pertaining to such Letter of Credit as such Issuing Lender may reasonably require. No Issuing Lender shall be under any obligation to renew any Letter of Credit if: (A) such Issuing Lender would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of such Letter of Credit does not accept the proposed renewal of such Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the applicable Issuing Lender that such Letter of Credit shall not be renewed, and if at the time of renewal such Issuing Lender would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.2(d) upon the request of the applicable Borrower but such Issuing Lender shall not have received any L/C Amendment Application from such Borrower with respect to such renewal or other written direction by such Borrower with respect thereto, such Issuing Lender shall nonetheless be permitted to allow such Letter of Credit to renew, and the Borrowers and the Lenders hereby authorize any such renewal, and, accordingly, such Issuing Lender shall be deemed to have received an L/C Amendment Application from the applicable Borrower requesting such renewal.

          (e) Each Issuing Lender may, at its election (or as required by the Administrative Agent at the direction of the Required Lenders), deliver any notice of termination or other communication to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Termination Date.

          (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

          (g) Each Issuing Lender will deliver to the Administrative Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of such Letter of Credit or of such amendment or renewal.

     3.3  Risk Participations, Drawings and Reimbursements.

          (a) Immediately upon the Issuance of each Letter of Credit on or after the Effective Date, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Lender's Pro Rata Share times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Section 2.1, each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Lender by an amount equal to the amount of such participation.

          (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the applicable Issuing Lender will promptly notify the applicable Borrower and the Administrative Agent. Such Borrower shall (subject, if applicable, to its right to obtain Base Rate Committed Loans as provided below) reimburse the applicable Issuing Lender prior to 10:30 a.m. Chicago time on each date that any amount is paid by such Issuing Lender under any Letter of Credit (each such date, an "Honor Date") in an amount equal to the amount so paid by such Issuing Lender; provided that, to the extent that any Issuing Lender accepts a drawing under a Letter of Credit after 10:30 a.m. Chicago time, the applicable Borrower will not be obligated to reimburse such Issuing Lender until the next Business Day and the "Honor Date" for such Letter of Credit shall be such next Business Day. If the applicable Borrower fails to reimburse an Issuing Lender for the full amount of any drawing under any Letter of Credit by 10:30 a.m. Chicago time on the Honor Date, such Issuing Lender will promptly notify the Administrative Agent and the Administrative Agent will promptly notify each Lender thereof, and such Borrower shall be deemed to have requested that Base Rate Committed Loans be made by the Lenders to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the combined Commitments and subject to the conditions set forth in Section 5.2 other than Section 5.2(a). Any notice given by an Issuing Lender or the Administrative Agent pursuant to this subsection 3.3(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (c) Each Lender shall upon any notice pursuant to subsection 3.3(b) make available to the Administrative Agent for the account of the applicable Issuing Lender an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the Lenders shall (subject to subsection 3.3(d)) each be deemed to have made a Committed Loan consisting of a Base Rate Committed Loan to the applicable Borrower in such amount. If any Lender so notified fails to make available to the Administrative Agent for the account of the applicable Issuing Lender the amount of such Lender's Pro Rata Share of the amount of such drawing by no later than 1:00 p.m. Chicago time on the Honor Date, then interest shall accrue on such Lender's obligation to make such payment, from the Honor Date to the date such Lender makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Administrative Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Administrative Agent to give any such notice on the Honor Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this Section 3.3.

          (d) With respect to any unreimbursed drawing that is not converted into Base Rate Committed Loans in whole or in part, because of the failure of the applicable Borrower to satisfy the conditions set forth in Section 5.2 (other than subsection 5.2(a) which need not be satisfied) or for any other reason, the applicable Borrower shall be deemed to have incurred from the applicable Issuing Lender an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand and shall bear interest (payable on demand) at a rate per annum equal to the Base Rate plus 1%, and each Lender's payment to such Issuing Lender pursuant to subsection 3.3(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 3.3.

          (e) Each Lender's obligation in accordance with this Agreement to make the Committed Loans or L/C Advances, as contemplated by this Section 3.3, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to any Issuing Lender and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the applicable Issuing Lender, the applicable Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default, an Unmatured Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that each Lender's obligation to make Committed Loans under this Section 3.3 is subject to the conditions set forth in Section 5.2 (other than subsection 5.2(a)).

     3.4 Repayment of Participations. (a) Upon (and only upon) receipt by the Administrative Agent for the account of an Issuing Lender of immediately available funds from or on behalf of the applicable Borrower (i) in reimbursement of any payment made by such Issuing Lender under a Letter of Credit with respect to which any Lender has paid the Administrative Agent for the account of such Issuing Lender for such Lender's participation in such Letter of Credit pursuant to Section 3.3 or (ii) in payment of interest thereon, the Administrative Agent will pay to each Lender, in the same funds as those received by the Administrative Agent for the account of such Issuing Lender, the amount of such Lender's Pro Rata Share of such funds, and such Issuing Lender shall receive the amount of the Pro Rata Share of such funds of any Lender that did not so pay the Administrative Agent for the account of such Issuing Lender.

          (b) If the Administrative Agent or an Issuing Lender is required at any time to return to either Borrower, or to a trustee, receiver, liquidator or custodian, or to any official in any Insolvency Proceeding, any portion of any payment made by or on behalf of such Borrower to the Administrative Agent for the account of an Issuing Lender pursuant to subsection 3.4(a) in reimbursement of a payment made under a Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or the applicable Issuing Lender the amount of its Pro Rata Share of any amount so returned by the Administrative Agent or such Issuing Lender plus interest thereon from the date such demand is made to the date such amount is returned by such Lender to the Administrative Agent or such Issuing Lender, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

     3.5 Role of the Issuing Lenders. (a) Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the applicable Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft and certificate expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

          (b) No Issuing Lender or Administrative Agent-Related Person, nor any of their respective correspondents, participants or assignees, shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders (including the Required Lenders, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

          (c) The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude either Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Issuing Lender or Administrative Agent-Related Person, nor any of their respective correspondents, participants or assignees, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.6; provided that, anything in such clauses to the contrary notwithstanding, the applicable Borrower may have a claim against an Issuing Lender, and such Issuing Lender may be liable to the applicable Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by such Issuing Lender's willful misconduct or gross negligence or such Issuing Lender's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing: (i) an Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary (absent such Issuing Lender's willful misconduct or gross negligence); and (ii) no Issuing Lender shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason (absent such Issuing Lender's gross negligence or willful misconduct).

     3.6 Obligations Absolute. The obligations of the applicable Borrower under this Agreement and any L/C-Related Document to reimburse the applicable Issuing Lender for a drawing under a Letter of Credit issued for the account of such Borrower, and to repay any L/C Borrowing and any drawing under any such Letter of Credit converted into Committed Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

            (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

            (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the applicable Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

            (iii) the existence of any claim, set-off, defense or other right that either Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by any L/C-Related Document or any unrelated transaction;

            (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

            (v) any payment by an Issuing Lender under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by an Issuing Lender under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

            (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of either Borrower in respect of any Letter of Credit; or

            (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Borrower.

     3.7 Cash Collateral Pledge. If any Letter of Credit remains outstanding and partially or wholly undrawn as of the Termination Date, then the Borrowers jointly and severally agree to immediately Cash Collateralize the L/C Obligations in an amount equal to the maximum amount then available to be drawn under all Letters of Credit.

     3.8 Letter of Credit Fees. (a) The applicable Borrower shall pay to the Administrative Agent for the account of each Lender a letter of credit fee with respect to each Letter of Credit issued for the account of such Borrower in an amount equal to the L/C Fee Rate per annum of the average daily maximum amount available to be drawn on such Letter of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter and on the Termination Date (or such later date on which such Letter of Credit shall expire or be fully drawn).

          (b) The letter of credit fees payable under subsection 3.8(a) shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Effective Date, through the Termination Date (or such later date upon which all outstanding Letters of Credit shall expire or be fully drawn), with the final payment to be made on the Termination Date (or such later date).

          (c) The applicable Borrower shall pay to each applicable Issuing Lender a letter of credit fronting fee at such times and in such amounts as are mutually agreed to from time to time by such Borrower and such Issuing Lender.

          (d) The applicable Borrower shall pay to each applicable Issuing Lender from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Lender relating to letters of credit as from time to time in effect.

     3.9 Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce ("UCP") most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in such Letter of Credit) apply to such Letter of Credit.


SECTION 4  TAXES, YIELD PROTECTION AND ILLEGALITY

     4.1 Taxes. (a) Any and all payments by the Borrowers to any Lender or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrowers shall pay all Other Taxes and Further Taxes.

          (b) If a Borrower shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, then:

               (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender or the Administrative Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

               (ii) such Borrower shall make such deductions and withholdings;
     and

               (iii) such Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

          (c) Each Borrower agrees to indemnify and hold harmless each Lender and the Administrative Agent for the full amount of Taxes, Other Taxes and Further Taxes in the amount that such Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Lender or the Administrative Agent makes written demand therefor.

          (d) Within 30 days after the date of any payment by a Borrower of any Taxes, Other Taxes or Further Taxes pursuant to clause (b) above, such Borrower shall furnish each applicable Lender and the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to such Lender and the Administrative Agent.

          (e) If a Borrower is required to pay any amount to any Lender or the Administrative Agent pursuant to subsection (b) or (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by such Borrower which may thereafter accrue, if such change in the sole judgment of such Lender is not otherwise disadvantageous to such Lender.

          (f) Notwithstanding the foregoing provisions of this Section 4.1, (i) if any Lender fails to notify the applicable Borrower of any event or circumstance which will entitle such Lender to compensation pursuant to this
Section 4.1 within 60 days after such event or circumstance, then such Lender shall not be entitled to compensation from such Borrower for any amount arising prior to the date which is 60 days before the date on which such Lender notifies such Borrower of such event or circumstance; and (ii) neither Borrower shall be required to pay an additional amount to, or to indemnify, any Lender pursuant to this Section 4.1 to the extent that (x) the obligation to withhold or pay such amount existed on the Initial Date (as defined below) or (y) the obligation to withhold or pay such amount would not have arisen but for the failure of such Lender to comply with the provisions of Section 10.10 of this Agreement. For purposes of clause (ii) of the foregoing sentence "Initial Date" means (A) in the case of any Lender that is a signatory hereto, the date of this Agreement,
(B) in the case of any Person which subsequently becomes a Lender hereunder, the date of the applicable Assignment and Acceptance, and (C) in the case of any Participant, the date on which it becomes a Participant.

     4.2 Illegality. (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make LIBOR Loans, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to make LIBOR Loans (including in respect of any LIBOR Bid Loan as to which a Borrower has accepted such Lender's Competitive Bid, but which has not been borrowed) shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.

          (b) If a Lender determines that it is unlawful to maintain any LIBOR Loan, the applicable Borrower shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Administrative Agent), prepay in full such LIBOR Loan of such Lender, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the current Interest Period therefor or, if earlier, on the date on which such Lender may no longer lawfully continue to maintain such LIBOR Loan. If a Borrower is required to so prepay any LIBOR Committed Loan, then concurrently with such prepayment, such Borrower shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Committed Loan (which shall be treated as part of the same Borrowing as the Loan so repaid).

          (c) If the obligation of any Lender to make or maintain LIBOR Committed Loans has been so terminated or suspended, all Loans which would otherwise be made by such Lender as LIBOR Committed Loans shall be instead Base Rate Committed Loans.

          (d) Before giving any notice to the Administrative Agent under this Section, the affected Lender shall designate a different Lending Office with respect to its LIBOR Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of such Lender, be illegal or otherwise disadvantageous to such Lender.

     4.3 Increased Costs and Reduction of Return. (a) If any Lender determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the LIBOR Rate (Reserve Adjusted)) in or in the interpretation of any law or regulation or (ii) compliance by such Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Loan or participating in any Letter of Credit, or, in the case of an Issuing Lender, any increase in the cost to such Issuing Lender of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Borrowers shall be jointly and severally liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased cost.

          (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender (or its Lending Office) or any corporation controlling such Lender with any Capital Adequacy Regulation affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, Loans or obligations under this Agreement, then, upon demand of such Lender to the Borrowers through the Administrative Agent, the Borrowers jointly and severally agree to pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

          (c) Notwithstanding the foregoing provisions of this Section 4.3, if any Lender fails to notify the Borrowers of any event or circumstance which will entitle such Lender to compensation pursuant to this Section 4.3 within 60 days after such event or circumstance, then such Lender shall not be entitled to compensation from the Borrowers for any amount arising prior to the date which is 60 days before the date on which such Lender notifies the Borrowers of such event or circumstance.

     4.4 Funding Losses. The applicable Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

          (a) the failure of such Borrower to borrow, continue or convert a Loan after such Borrower has given (or is deemed to have given) a Notice of Committed Borrowing or a Notice of Conversion/Continuation or has accepted a Competitive Bid for such Loan;

          (b) the failure of such Borrower to make any prepayment in accordance with any notice delivered under Section 2.8;

          (c) the prepayment (including after acceleration thereof) of a LIBOR Committed Loan or Bid Loan of such Borrower on a day that is not the last day of the relevant Interest Period; or

          (d) the automatic conversion under subsection 2.4(a) of any LIBOR Loan to a Base Rate Committed Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Loans or Bid Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by a Borrower to any Lender under this Section and under subsection 4.2(b), each LIBOR Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR for such LIBOR Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Loan is in fact so funded.

     4.5 Inability to Determine Rates. If (a) the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR for any requested Interest Period with respect to a proposed LIBOR Loan, or (b) the Required Lenders determine that the LIBOR applicable pursuant to subsection 2.10(a) for any requested Interest Period with respect to a proposed LIBOR Committed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Committed Loans hereunder shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders in the case of clause (b)) revokes such notice in writing. Upon receipt of such notice, each Borrower may revoke any Notice of Committed Borrowing or Notice of Conversion/ Continuation then submitted by it (and, in the case of clause (a), any notice of acceptance of offers to make Bid Loans shall be automatically revoked). If a Borrower does not revoke any such Notice, the Lenders shall make, convert or continue the applicable Loans, as proposed by such Borrower, in the amount specified in the applicable notice submitted by such Borrower, but such Loans shall be made, converted or continued as Base Rate Committed Loans instead of LIBOR Committed Loans.

     4.6 Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Section 4 shall deliver to the applicable Borrower (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and the manner in which such amount has been calculated, and any such certificate shall be conclusive and binding on the applicable Borrower in the absence of manifest error.

     4.7 Substitution of Lenders. Upon the receipt by either Borrower from any Lender of a claim for compensation under Section 4.1 or 4.3 or a notice of the type described in Section 4.2, the Parent may: (i) designate a replacement bank or financial institution satisfactory to the Parent (a "Replacement Lender") to acquire and assume all or a ratable part of all of such affected Lender's Loans and Commitment; and/or (ii) request one or more of the other Lenders to acquire and assume all or part of such affected Lender's Loans and Commitment. Any designation of a Replacement Lender under clause (i) shall be subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld).

     4.8  Survival.  The agreements and obligations of the Borrowers in this
Section 4 shall survive the termination of this Agreement and the payment of all other Obligations.


SECTION 5 CONDITIONS PRECEDENT

     5.1 Conditions of Initial Credit Extensions. The obligation of each Lender to make its initial Credit Extension hereunder is subject to the conditions that the Administrative Agent shall have received, on or before January 31, 1998, (i) a certificate of a Responsible Officer of the Parent to the effect that the Whitman Payments and the Distribution each are scheduled to be completed within five Business Days after the initial Credit Extension; and
(ii) all of the following, in form and substance satisfactory to the Administrative Agent and each Lender, and (except for the Notes) in sufficient copies for each Lender:

          (a) Credit Agreement and Notes. This Agreement and the Notes executed by each party hereto and thereto.

          (b) Resolutions; Incumbency.

              (i) Copies of the resolutions of the board of directors of each Borrower providing authorization for the execution and delivery of this Agreement and the Notes to be issued by such Borrower and the consummation of the transactions contemplated hereby, certified as of the Effective Date by the Secretary or an Assistant Secretary of such Borrower; and

              (ii) a certificate of the Secretary or Assistant Secretary of each Borrower certifying the names and true signatures of the officers of such Borrower authorized to execute and deliver this Agreement and the Notes to be issued by such Borrower and to execute and deliver Notices of Borrowing, Notices of Conversion/Continuation, Competitive Bid Requests, Compliance Certificates, L/C Applications, L/C Amendment Applications and similar documents on behalf of such Borrower.

            (c) Legal Opinions.

              (i) An opinion of Burton Halpern, General Counsel of the Parent, substantially in the form of Exhibit H-1;

              (ii) an opinion of Sidley & Austin, special counsel to the Borrowers, substantially in the form of Exhibit H-2; and

              (iii) an opinion of Mayer, Brown & Platt, special counsel to the Administrative Agent, substantially in the form of Exhibit I.

          (d) Payment of Fees. Evidence of payment by the Borrowers of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Effective Date, together with Attorney Costs of BofA to the extent invoiced prior to or on the Effective Date, plus such additional amounts of Attorney Costs as shall constitute BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Borrowers and BofA), including any such costs, fees and expenses arising under or referenced in Sections 2.11 and 12.4.

          (e) Certificate. A certificate signed by a Responsible Officer of the Parent, dated as of the Effective Date, stating that:

              (i) the representations and warranties contained in Section 6 are true and correct on and as of such date, as though made on and as of such date;

              (ii) no Event of Default or Unmatured Event of Default exists or would result from the initial Credit Extension; and

              (iii) since December 31, 1996, no event or circumstance has occurred that has resulted or could reasonably be expected to result in a Material Adverse Effect (excluding the restructuring charge of $56,300,000 taken in the third and fourth quarters of 1997).

          (f) Other Documents. Such other approvals, opinions, documents or materials as the Administrative Agent or any Lender may reasonably request.

     5.2 Conditions to All Credit Extensions. The obligation of each Lender to make any Loan to be made by it (including its initial Loan) and the obligation of any Issuing Lender to Issue any Letter of Credit (including the initial Letter of Credit) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date:

          (a) Notice, Application. The Administrative Agent shall have received a Notice of Committed Borrowing or notice of the acceptance by the applicable Borrower of one or more Competitive Bids or, in the case of the Issuance of any Letter of Credit, the applicable Issuing Lender and the Administrative Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.2.

          (b) Continuation of Representations and Warranties. The representations and warranties in Section 6 (excluding subsection 6.10(b)) shall be true and correct on and of such Borrowing Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

          (c) No Existing Default. No Event of Default or Unmatured Event of Default shall exist or shall result from such Borrowing or Issuance.

Each Notice of Committed Borrowing, notice of acceptance of a Competitive Bid, L/C Application and L/C Amendment Application submitted by a Borrower hereunder shall constitute a representation and warranty by such Borrower that, as of the date of each such notice and as of the relevant Borrowing Date or Issuance Date, as applicable, the conditions in this Section 5.2 are satisfied.


SECTION 6  REPRESENTATIONS AND WARRANTIES

     The Borrowers represent and warrant to the Administrative Agent and each Lender that:

     6.1  Corporate Existence and Power.  Each Borrower and each of its
Subsidiaries:

          (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

          (b) has the power and authority and all governmental licenses, authorizations, consents and approvals (i) to own its assets and to carry on its business and (ii) in the case of each Borrower, to execute, deliver and perform its obligations under the Loan Documents to which it is a party;

          (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

          (d) is in compliance with all Requirements of Law;

except, in each case referred to in subclause (b)(i), clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     6.2 Corporate Authorization; No Contravention. The execution, delivery and performance by each Borrower of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action, and do not and will not:

          (a) contravene the terms of any of such Borrower's Organization Documents;

          (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Borrower or any of its Subsidiaries is a party or any order, injunction, writ or decree of any Governmental Authority to which such Borrower or any of its Subsidiaries or any of its or their property is subject; or

          (c) violate any Requirement of Law.

     6.3 Governmental Authorization. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, either Borrower of this Agreement or any other Loan Document.

     6.4 Binding Effect. This Agreement and each other Loan Document to which a Borrower is a party constitute legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     6.5 Litigation. Except as specifically disclosed on Schedule 6.5, there is no pending or, to the knowledge of either Borrower, threatened action or proceeding affecting the Parent or any of its Subsidiaries before any Governmental Authority or arbitrator which could reasonably be expected to have a material adverse effect on the financial condition or operations of the Parent and its Subsidiaries taken as a whole or which purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document.

     6.6  ERISA Compliance.  Except as specifically disclosed in Schedule 6.6:

          (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law, except to the extent that failure to be in such compliance, individually or in the aggregate with all other such failures, would not reasonably be expected to have a Material Adverse Effect. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the knowledge of the Parent, nothing has occurred which would cause the loss of such qualification (or, if no such determination letter has been received with respect to a Plan, such a letter will be requested within such Plan's security of amendment period within Section 401(b) of the Code). The Parent and each ERISA Affiliate have made all required contributions to any Plan subject to
Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

          (b) There are no pending or, to the knowledge of the Parent, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (c) (i) No ERISA Event has occurred or is reasonably expected to occur which has resulted or could reasonably be expected to result in a Material Adverse Effect; (ii) no contribution failure has occurred with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA;
(iii) neither the Parent nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Parent nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in any material liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Parent nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA which has resulted or could reasonably be expected to result in a Material Adverse Effect.

     6.7 Use of Proceeds; Margin Regulations. The proceeds of the Loans will be used solely for the purposes set forth in and permitted by Section 7.12 and
Section 8.7. Neither the Parent nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

     6.8 Title to Properties. As of the date of this Agreement, the Parent and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     6.9 Taxes. The Parent and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP.

     6.10 Financial Condition. (a)(1) The audited combined balance sheets of the Parent dated December 31, 1996, and the related combined statements of income and cash flows for the fiscal year ended on that date, and (2) the unaudited combined balance sheets of the Parent dated September 30, 1997, and the related combined statements of income and cash flows for the fiscal quarter ended on that date:

             (i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein (subject, in the case of the unaudited interim statements, to the absence of footnotes and to ordinary, good faith year-end audit adjustments);

             (ii) fairly present (subject, in the case of the unaudited interim statements, to ordinary, good faith year-end audit adjustments) the financial condition of the Parent as of the dates thereof and the results of operations and cash flows for the periods covered thereby; and

             (iii) except as specifically disclosed in Schedule 6.10, show all material indebtedness and other liabilities, absolute or contingent, of the Parent and its Subsidiaries as of the dates thereof, including liabilities for taxes and material Contingent Obligations.

          (b) Since December 31, 1996, there has been no Material Adverse Effect (excluding the restructuring charge of $56,300,000 taken in the third and fourth quarters of 1997).

     6.11 Environmental Matters. The Parent conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Parent has reasonably concluded that, except as specifically disclosed in Schedule 6.11, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     6.12 Regulated Entities. None of the Parent, any Person controlling the Parent, or any Subsidiary is an "Investment Company" within the meaning of the Investment Company Act of 1940. Neither Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

     6.13 Subsidiaries. As of the date of the Distribution, the Borrowers will have no Subsidiaries other than those specifically disclosed in part (a) of Schedule 6.13 and will have no material equity investments in any other corporation or entity other than those specifically disclosed in part (b) of
Schedule 6.13.

     6.14 Insurance. The properties of the Parent and each Subsidiary are insured with financially sound and reputable insurance companies not Affiliates of the Parent, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Parent or such Subsidiary operates.

     6.15 Full Disclosure. The representations and warranties made by the Borrowers in the Loan Documents as of the date such representations and warranties are made or deemed made, and the statements contained in any exhibit, report or certificate furnished by or on behalf of either Borrower or any Subsidiary thereof in connection with the Loan Documents, taken as a whole, do not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

     6.16 Distribution. The Form 10 accurately describes in all material respects the proposed terms of the Distribution as of the effective date of the filing thereof, and since such date there have been no material changes to such terms.


SECTION 7 AFFIRMATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Lenders waive compliance in writing:

     7.1 Financial Statements. The Parent shall deliver to the Administrative Agent (which shall promptly deliver to each Lender), in form and detail satisfactory to the Administrative Agent and the Required Lenders:

          (a) as soon as available, but not later than 100 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of KPMG Peat Marwick LLP or another nationally-recognized independent public accounting firm ("Independent Auditor"), which opinion (i) shall state that such consolidated financial statements present fairly the Parent's consolidated financial position, results of operations and cash flows as of the end of such year and for the periods indicated in conformity with GAAP and (ii) shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Parent's or any Subsidiary's records; and

          (b) as soon as available, but not later than 55 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Parent and its Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer of the Parent as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations and cash flows of the Parent and its Subsidiaries as of such date and for such period.

     7.2 Certificates; Other Information. The Parent shall furnish to the Administrative Agent (which shall promptly deliver to each Lender):

          (a) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), a Compliance Certificate executed by a Responsible Officer of the Parent;

          (b) promptly, copies of all regular, periodic or special reports that the Parent or any Subsidiary makes to or files with the SEC (excluding exhibits thereto, provided that the Parent shall promptly deliver any such exhibit to the Administrative Agent or any Lender upon request therefor), copies of all registration statements of the Parent or any Subsidiary filed with the SEC (other than on Form S-8 or Form 11-K), and copies of all proxy statements or other communications made to shareholders generally concerning material developments in the business of the Parent or any Subsidiary;

          (c) promptly (and in any event within three Business Days), notice of any change in a Credit Rating by S&P or Moody's; and

          (d) promptly, such additional information regarding the business or financial condition of the Parent or any material Subsidiary as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

     7.3 Notice of Default. The Parent shall promptly notify the Administrative Agent and each Lender of the occurrence of any Event of Default or Unmatured Event of Default known to the Parent. Each notice under this Section shall be accompanied by a written statement by a Responsible Officer of the Parent setting forth details of the occurrence referred to therein, describing with particularity any and all clauses or provisions of this Agreement or any other Loan Document that have been breached or violated and stating what action the Parent or any affected Subsidiary proposes to take with respect thereto.

     7.4 Preservation of Corporate Existence, Etc. The Parent shall, and shall cause each Subsidiary to:

          (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its jurisdiction of organization (except, in the case of a Subsidiary (other than Hussmann Corp.), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect), provided that the foregoing shall not prohibit a merger between or consolidation of the Borrowers;

          (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business (except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect); and

          (c) preserve or renew all of its material registered patents, trademarks, trade names and service marks.

     7.5 Maintenance of Property. The Parent shall, and shall cause each Subsidiary to, maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

     7.6 Insurance. The Parent shall, and shall cause each Subsidiary to, maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

     7.7 Payment of Taxes. The Parent shall, and shall cause each Subsidiary to, pay and discharge, as the same shall become due and payable, all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, except to the extent the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Parent or such Subsidiary.

     7.8 Compliance with Laws. The Parent shall, and shall cause each Subsidiary to, comply in all material respects with all material Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act, 29 U.S.C. Section
2.01 et seq.), except such as may be contested in good faith or as to which a bona fide dispute may exist.

     7.9 Compliance with ERISA. The Parent shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law, except for such non-compliances which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

     7.10 Inspection of Property and Books and Records. The Parent shall, and shall cause each Subsidiary to, maintain proper books of record and account, in which full, true and correct entries (sufficient to permit the preparation of consolidated financial statements in conformity with GAAP) shall be made of all financial transactions and matters involving the assets and business of the Parent and such Subsidiary. If the Parent's Credit Rating is not Investment Grade or an Event of Default or Unmatured Event of Default exists, the Parent shall permit, and shall cause each Subsidiary to permit, the Administrative Agent, any Lender or their respective representatives, at any reasonable time during normal business hours and from time to time at the request of the Administrative Agent or the relevant Lender, to visit and inspect the properties of the Parent or any Subsidiary, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss the affairs, finances and accounts of the Parent or any material Subsidiary with the appropriate officers of the Parent or such Subsidiary.

     7.11 Environmental Laws. The Parent shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in material compliance with all material Environmental Laws.

     7.12 Use of Proceeds. The Borrowers shall use the proceeds of the Loans to make the Whitman Payments and for working capital, capital expenditures and other general corporate purposes.


SECTION 8 NEGATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Lenders waive compliance in writing:

     8.1  Financial Condition Covenants.

          (a) Leverage Ratio. The Parent shall not at any time permit the Leverage Ratio to be greater than 3.0 to 1.

          (b) Interest Coverage Ratio. The Parent shall not permit, as of the last day of any fiscal quarter (beginning with the fiscal quarter ending March 31, 1998), the Interest Coverage Ratio to be less than 2.0 to 1.

     8.2 Limitation on Liens. The Parent shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

          (a) any Lien existing on property of the Parent or any Subsidiary on the Effective Date and set forth in Schedule 8.2 securing Indebtedness outstanding on such date, and any extension, renewal or replacement of any such Lien so long as the principal amount secured thereby is not increased and the scope of the property subject to such Lien is not extended;

          (b) any Lien created under any Loan Document;

          (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.7;

          (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

          (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

          (f) Liens on the property of the Parent or any Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) surety bonds (excluding appeal bonds and other bonds posted in connection with court proceedings or judgments) and
(iii) other non-delinquent obligations of a like nature; in each case incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

          (g) Liens consisting of judgment or judicial attachment liens and liens securing contingent obligations on appeal bonds and other bonds posted in connection with court proceedings or judgments, provided that (i) in the case of judgment and judicial attachment liens, the enforcement of such Liens is effectively stayed and (ii) all such liens in the aggregate at any time outstanding for the Parent and its Subsidiaries do not exceed the greater of $25,000,000 or 5% of Net Worth;

          (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, individually or in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Parent and its Subsidiaries;

          (i) Liens in respect of property acquired or constructed by the Parent or a Subsidiary after the Effective Date, which are created at the time of or within 180 days after acquisition or completion of construction of such property to secure Indebtedness assumed or incurred to finance all or any part of the purchase price or cost of construction of such property, provided that in any such case

                  (i) no such Lien shall extend to or cover any other property of the Parent or such Subsidiary, as the case may be, and

                  (ii) the aggregate principal amount of Indebtedness secured by all such Liens in respect of any such property shall not exceed the cost of the acquisition or construction, as applicable, of such property;

          (j) Liens in respect of property acquired by the Parent or a Subsidiary after the Effective Date, existing on such property at the time of acquisition thereof (and not created in anticipation thereof), or in the case of any Person that after the Effective Date becomes a Subsidiary or is consolidated with or merged with or into the Parent or a Subsidiary or sells, leases or otherwise disposes of all or substantially all of its property to the Parent or a Subsidiary, Liens existing at the time such Person becomes a Subsidiary or is so consolidated or merged or effects such sale, lease or other disposition of property (and not created in anticipation thereof), provided that in any such case no such Lien shall extend to or cover any other property of the Parent or any Subsidiary;

          (k) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder;

          (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Parent in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Parent or any Subsidiary to provide collateral to the depository institution;

          (m) Liens arising in connection with Securitization Transactions; provided that the aggregate investment or claim held at any time by all purchasers, assignees or other transferees of (or of interests in) receivables and other rights to payment in all Securitization Transactions shall not exceed $100,000,000; and

          (n) other Liens securing Indebtedness not at any time exceeding in the aggregate the greater of $30,000,000 or 15% of Net Worth.

     8.3 Disposition of Assets. The Parent shall not, and shall not permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts receivable, lease receivables and other rights to payment, with or without recourse) or enter into any agreement to do any of the foregoing, except:

          (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

          (b) the sale, assignment or other transfer of accounts receivable, lease receivables or other rights to payment pursuant to any Securitization Transaction; provided that the aggregate investment or claim held at any time by all purchasers, assignees or other transferees of (or of interests in) such receivables or other rights to payment shall not exceed $100,000,000; and

          (c) other dispositions (excluding sales of accounts receivables, lease receivables and other rights to payment); provided that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition and (ii) if at the time of any disposition the Parent's Credit Rating is not Investment Grade, the aggregate value of all assets so disposed of by the Parent and its Subsidiaries in any fiscal year shall not exceed 20% of Consolidated Total Assets as of the last day of the preceding fiscal year.

     8.4 Consolidations and Mergers. The Parent shall not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of, any other Person, or purchase or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire all or substantially all of the assets of, or more than 5% of stock of or other equity interests in, any other Person (any such purchase or other acquisition, an "Acquisition"), except that, so long as no Event of Default or Unmatured Event of Default exists or will result therefrom:

          (a) the Parent may merge or consolidate with Hussmann Corp. so long as the survivor of such merger or consolidation assumes, pursuant to documentation reasonably satisfactory to the Administrative Agent, all of the obligations of the other Borrower hereunder;

          (b) the Parent may merge or consolidate with any Person other than Hussmann Corp. so long as the Parent is the continuing or surviving corporation; and

          (c) the Parent or any Subsidiary may make any Acquisition so long as, in the case of any Acquisition of stock or other equity interests, the Board of Directors of the acquired Person has approved such Acquisition.

     8.5 Limitation on Subsidiary Indebtedness. The Parent shall not permit its Subsidiaries to create, incur, assume or suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness (excluding Indebtedness of Hussmann Corp. hereunder) at any time outstanding in an aggregate amount in excess of the greater of $30,000,000 or 15% of Net



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
Worth (excluding, to the extent constituting Indebtedness, obligations in respect of Securitization Transactions so long as the aggregate investment or claim held at any time by all purchasers, assignees or other transferees of (or of interests in) receivables and other rights to payment in all Securitization Transactions shall not exceed $100,000,000).

     8.6 Transactions with Affiliates. The Parent shall not, and shall not permit any Subsidiary to, enter into any transaction with any Affiliate of the Parent (other than the Parent or a Subsidiary), except upon fair and reasonable terms no less favorable to the Parent or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Parent or such Subsidiary.

     8.7 Use of Proceeds. The Borrowers shall not, and shall not suffer or permit any of their respective Subsidiaries to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock in violation of any Requirement of Law (including Regulation G, T, U or X of the FRB), (ii) to repay or otherwise refinance indebtedness of either Borrower or others incurred to purchase or carry Margin Stock or (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock.

     8.8 ERISA. The Parent shall not, and shall not permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in liability of the Parent in an aggregate amount in excess of the greater of $25,000,000 or 5% of Net Worth; or
(b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

     8.9 Nature of Business. The Parent shall not, and shall not permit any Subsidiary to, engage in any material line of business substantially different from those lines of business engaged in by the Parent and its Subsidiaries on the Effective Date.


SECTION 9  EVENTS OF DEFAULT

     9.1 Event of Default. Any of the following shall constitute an "Event of Default":

          (a) Non-Payment. Either Borrower fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan or of any L/C Obligation, or (ii) within five days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document.

          (b) Representation or Warranty. Any representation or warranty by either Borrower made or deemed made herein or in any other Loan Document, or which is contained in any certificate, document or financial or other statement by either Borrower or any Responsible Officer of either Borrower furnished at any time under this Agreement or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made.


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
          (c) Specific Defaults. Either Borrower fails to perform or observe any term, covenant or agreement of such Borrower contained in subsection 7.3 or
Section 8.

          (d) Other Defaults. Either Borrower fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to such Borrower by the Administrative Agent or any Lender.

          (e) Cross-Default. (i) The Parent and its Subsidiaries (A) fail (subject to any applicable grace period) to make any payment in respect of Material Financial Obligations when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (B) fail to perform or observe any other condition or covenant, or any other event shall occur or condition shall exist, under any agreement or instrument relating to Material Financial Obligations if the effect of such failure, event or condition is to cause (or require), or to permit (subject to any applicable grace period) the holder or holders of such Material Financial Obligations or the beneficiary or beneficiaries of such Material Financial Obligations (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause (or require), such Material Financial Obligations to become due and payable (or to be purchased, repurchased or defeased) prior to the stated maturity thereof.

          (f) Insolvency; Voluntary Proceedings.  The Parent or any Subsidiary
(i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing.

          (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Parent or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process is issued or levied against a substantial part of the Parent's or any Subsidiary's properties, and such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 90 days after commencement, filing or levy; (ii) the Parent or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under state or non-U.S. law) is ordered in any Insolvency Proceeding with respect to the Parent or such Subsidiary; or (iii) the Parent or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business.

          (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Parent under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the greater of $25,000,000 or 5% of Net Worth;
(ii) a contribution failure shall occur with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; (iii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds the greater of $25,000,000 or 5% of Net Worth; or (iv) the Parent or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period (or any period during which (x) the Parent is permitted to contest its obligation to make such payment without incurring any liability (other than interest) or penalty and (y) the Parent is contesting such obligation in good faith and by appropriate proceedings), any installment payment with respect to its withdrawal liability under Section 4201 of ERISA or any contribution obligation under Section 4243 of ERISA, in each case under a Multiemployer Plan in an aggregate amount in excess of the greater of $25,000,000 or 5% of Net Worth.

          (i) Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Parent or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer has not denied coverage) as to any single or related series of transactions, incidents or conditions in an amount equal to or more than the greater of $25,000,000 or 5% of Net Worth, and the same shall remain unvacated and unstayed pending appeal for a period of 30 days after the entry thereof.

          (j) Change of Control.  Any Change of Control occurs.

          (k) Ownership of Hussmann Corp. At any time after the date of the Distribution, the Parent shall fail to own 100% of the capital stock of Hussmann Corp. (other than as a result of a merger between or consolidation of the Borrowers).

     9.2 Remedies. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders,

          (a) declare the commitment of each Lender to make Loans (including the commitment of the Swing Line Lender to make Swing Line Loans) and any obligation of each Issuing Lender to Issue Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

          (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under all outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; and



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
          (c) exercise on behalf of itself and the Lenders all other rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of Section 9.1 (in the case of clause (i) of subsection
(g), upon the expiration of the 90-day period mentioned therein), the obligation of each Lender to make Loans and any obligation of each Issuing Lender to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent, the Issuing Lender or any other Lender.

     9.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


SECTION 10  THE ADMINISTRATIVE AGENT

     10.1 Appointment and Authorization; "Administrative Agent". (a) Each Lender hereby irrevocably (subject to Section 10.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

          (b) Each Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for such Issuing Lender with respect thereto; provided, however, that each Issuing Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this
Section 10 with respect to any acts taken or omissions suffered by such Issuing Lender in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements



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for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent", as used in this Section 10, included such Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to such Issuing Lender.

          (c) The Swing Line Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 10 with respect to any acts taken or omissions suffered by the Swing Line Lender in connection with Swing Line Loans made or proposed to be made by it as fully as if the term "Administrative Agent", as used in this Section 10, included the Swing Line Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Swing Line Lender.

     10.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     10.3 Liability of Administrative Agent. None of the Administrative Agent-Related Persons shall (i) be liable to any Lender for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by either Borrower or any Subsidiary or Affiliate of either Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of either Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of either Borrower or any Subsidiary or Affiliate of either Borrower.

     10.4 Reliance by Administrative Agent. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests,


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
it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

          (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

     10.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". If the Administrative Agent receives such a notice, the Administrative Agent will notify the Lenders of its receipt of such notice. The Administrative Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders in accordance with this Section 10; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

     10.6 Credit Decision. Each Lender acknowledges that none of the Administrative Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of either Borrower or any of their respective Subsidiaries, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of either Borrower or any of their respective Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis,



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
appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of either Borrower which may come into the possession of any Administrative Agent-Related Person.

     10.7 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), pro rata (according to their Adjusted Pro Rata Shares at the time of the occurrence of the event giving rise to such indemnity), from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Administrative Agent-Related Person of any portion of the Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the termination of this Agreement, the payment of all Obligations and the resignation or replacement of the Administrative Agent.

     10.8 Administrative Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrowers and their Subsidiaries and Affiliates as though BofA were not the Administrative Agent, the Swing Line Lender or an Issuing Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Borrowers or their Subsidiaries or Affiliates (including information that may be subject to confidentiality obligations in favor of either Borrower or any such Subsidiary or Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent, the Swing Line Lender or an Issuing Lender.


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     10.9  Successor Administrative Agent.  The Administrative Agent may, and
at the request of the Required Lenders shall, resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders (with, so long as no Event of Default exists, the consent of the Parent, which shall not be unreasonably withheld or delayed) shall appoint from among the Lenders a successor administrative agent for the Lenders. If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Parent, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 10 and Sections 12.4 and
12.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor administrative agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Administrative Agent at the request of the Required Lenders unless BofA and any applicable Affiliate thereof shall also simultaneously be replaced as "Swing Line Lender" and as an "Issuing Lender" hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA.

     10.10 Withholding Tax. (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Administrative Agent and the Borrowers, to deliver to the Administrative Agent (with a copy to the Parent):

            (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

            (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and (unless it is unable to do so because of a change in law) in each succeeding



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     taxable year of such Lender during which interest may be paid under this
     Agreement, and IRS Form W-9; and

            (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Each such Lender agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrowers to such Lender, such Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrowers to such Lender. To the extent of such percentage amount, the Administrative Agent will treat such Lender's IRS Form 1001 as no longer valid.

          (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Administrative Agent sells or assigns all or part of the Obligations of the Borrowers to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

          (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall


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survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

     10.11 Co-Agents. None of the Lenders identified on the facing page or signature pages of this Agreement or any related document as a "co-agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "co-agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


SECTION 11 GUARANTIES

     11.1 Guaranties. Each Borrower hereby unconditionally and irrevocably guaranties (a) the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by the other Borrower and (b) the full and punctual payment of all other amounts payable by the other Borrower under or in connection with this Agreement. Upon failure by either Borrower to pay punctually any such amount, the other Borrower shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement. In addition (and without limiting the foregoing), upon any Loan to a Borrower being declared or otherwise becoming immediately due and payable pursuant to Section 9.2, the other Borrower shall forthwith on demand pay all amounts payable under such Loan at the place and in the manner specified in this Agreement.

     11.2  Guaranty Unconditional.  The obligations of each Borrower under this
Section 11 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

            (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the other Borrower under this Agreement or any Note, by operation of law or otherwise;

            (b) any modification or amendment of or supplement to this Agreement or any Note of the other Borrower;

            (c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the other Borrower under this Agreement or any Note;


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
            (d) any change in the corporate existence, structure or ownership of the other Borrower or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the other Borrower or its assets or any resulting release or discharge of any obligation of the other Borrower contained in this Agreement or any Note;

            (e) the existence of any claim, set-off or other right which such Borrower may have at any time against the other Borrower, the Administrative Agent, any Lender or any other Person, whether in connection herewith or any unrelated transaction, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

            (f) any invalidity or unenforceability relating to or against the other Borrower for any reason of this Agreement or any Note of the other Borrower, or any provision of applicable law or regulation purporting to prohibit the payment by the other Borrower of the principal of or interest on any Note of the other Borrower or any other amount payable by the other Borrower under this Agreement; or

            (g) any other act or omission to act or delay of any kind by the other Borrower, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of such Borrower's obligations as a guarantor hereunder.

     11.3 Discharge only upon Payment in Full; Reinstatement in Certain Circumstances. Each Borrower's obligations as a guarantor hereunder shall remain in full force and effect until the Commitments shall have terminated and all Obligations of the other Borrower under this Agreement and each Note of such other Borrower shall have been paid in full. If at any time any payment of principal, interest or any other amount payable by either Borrower under this Agreement or any Note is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Borrower or otherwise, the other Borrower's obligations under this Section 11 with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

     11.4 Waivers by the Borrower. Each Borrower irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the other Borrower or any other Person.

     11.5 Subrogation. Notwithstanding any payment made by a Borrower under this Section 11, such Borrower shall not be subrogated to any right of the Administrative Agent or any Lender until such time as the Administrative Agent and the Lenders shall have received final payment in cash of the full amount of all Obligations.

     11.6 Stay of Acceleration. If acceleration of the time for payment of any amount payable by a Borrower under this Agreement or any Note is stayed upon the insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the other Borrower pursuant to this Section 11 forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

     11.7 Limitation on Guaranty Obligations. Notwithstanding the foregoing provisions of this Section 11, the obligations of each Borrower under this
Section 11 shall be limited to the maximum amount which such Borrower could guaranty without violating any fraudulent conveyance, fraudulent transfer or similar law.

     11.8 Effect of Merger or Consolidation. Nothing in this Section 11 shall prohibit a merger between or consolidation of the Borrowers permitted by subsection 8.4(a), and upon completion of any such merger or consolidation (i) the provisions of this Section 11 shall no longer be applicable and (ii) all references to Parent and/or Hussmann Corp. herein shall be references to the survivor of such merger or consolidation.


SECTION 12  MISCELLANEOUS

     12.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by either Borrower or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Administrative Agent at the written request of the Required Lenders) and the Borrowers and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment or consent shall, unless in writing and signed by all Lenders and the Borrowers and acknowledged by the Administrative Agent, do any of the following:

          (a) increase (except pursuant to Section 2.17) or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.2);

          (b) postpone or delay any date fixed by this Agreement for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder;

          (c) reduce the principal of, or the rate of interest specified herein on, any Loan, or reduce any fees (other than the fees referred to in subsection 2.11(a) or subsections 3.8(c) and (d)) or other amounts payable hereunder or under any other Loan Document;

          (d) change the definition of "Required Lenders" or the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

          (e) release either Borrower from its obligations under Section 11; or

          (f) amend this Section, Section 2.15 or Section 11, or any provision herein providing for consent or other action by all Lenders;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable Issuing Lender in addition to the Required Lenders or all Lenders, as the case may be, affect the rights or duties of such Issuing Lender under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or all Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document and (iii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Required Lenders or all Lenders, as the case may be, affect the rights or duties of the Swing Line Lender under this Agreement or any other Loan Document.

     12.2 Notices. (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by a Borrower by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on
Schedule 12.2, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 12.2; or, as directed to a Borrower or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Administrative Agent.

          (b) All such notices, requests, consents, approvals, waivers and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Section 2, 3, or 10 to the

Administrative Agent or the Swing Line Lender, as the case may be, shall not be effective until actually received by the Administrative Agent or the Swing Line Lender, as the case may be, and notices pursuant to Section 3 to the applicable Issuing Lender shall not be effective until actually received by such Issuing Lender at the address specified for such "Issuing Lender" on Schedule 12.2 (or pursuant to subsection 12.2(a)).

          (c) Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrowers. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by a Borrower to give such notice and the Administrative Agent and the Lenders shall not have any liability to either Borrower or any other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reliance upon such telephonic or facsimile notice (except to the extent of any such Person's own gross negligence or willful misconduct). The obligation of the Borrowers to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in the telephonic or facsimile notice.

          (d) Any notice to be given to Hussmann Corp. hereunder or in connection herewith may be given to the Parent (and shall conclusively be deemed to have been received by Hussmann Corp. when received, or deemed received, by the Parent). Hussmann Corp. agrees that the Parent may give notices hereunder on behalf of Hussmann Corp., and that any such notice given by the Parent on behalf of Hussmann Corp. shall be binding upon Hussmann Corp.

     12.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     12.4  Costs and Expenses.  The Borrowers jointly and severally agree to:

          (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Administrative Agent, Swing Line Lender and an Issuing Lender) and the Arranger within five Business Days after demand (subject to subsection 5.1(d)) for all reasonable costs and expenses incurred by BofA (in its capacity as Administrative Agent, Swing Line Lender, an Issuing Lender and a Lender) and the Arranger in connection with the negotiation, development, preparation, delivery, syndication, documentation, administration and execution of this Agreement, any other Loan Document and any other document prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including Attorney Costs incurred by BofA (in its capacity as Administrative Agent, Swing Line Lender, an Issuing Lender and a Lender) and the Arranger with respect thereto; and

          (b) pay or reimburse the Administrative Agent, the Arranger and each Lender within five Business Days after demand for all reasonable costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding, but excluding any portion of any such costs or expenses which are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted solely from a claim which was determined adversely to the party seeking such payment or reimbursement).

     12.5 Indemnification by Borrowers. Whether or not the transactions contemplated hereby are consummated, the Borrowers jointly and severally agree to indemnify and defend the Administrative Agent-Related Persons and each Lender and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each an "Indemnified Person") against, and hold each Indemnified Person harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Administrative Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that neither Borrower shall have any obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive the termination of this Agreement and the payment of all other Obligations.

     12.6 Payments Set Aside. To the extent that either Borrower makes a payment to the Administrative Agent or the Lenders, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, a receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

     12.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.

     12.8 Assignments, Participations, etc. (a) Any Lender may, with the written consent of the Parent (which consent shall not be unreasonably withheld or delayed and shall not be required during the existence of an Event of Default) and the Administrative Agent (which consent shall not be unreasonably withheld or delayed), at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Parent or the Administrative Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Committed Loans, the Commitments, the L/C Obligations and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 (or, if less, the amount of such Lender's Commitment); provided, however, that the Borrowers and the Administrative Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers and the Administrative Agent by such Lender and the Assignee; (ii) such Lender and the Assignee shall have delivered to the Parent and the Administrative Agent an Assignment and Acceptance in the form of Exhibit J ("Assignment and Acceptance") and (iii) such Lender or the Assignee has paid to the Administrative Agent a processing fee in the amount of $3,500.

          (b) From and after the date that the Administrative Agent notifies the assignor Lender that it has received and provided its consent (and, to the extent required, received the consent of the Parent) with respect to an executed Assignment and Acceptance and payment of the above-referenced processing fee,
(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

          (c) Within five Business Days after the effectiveness of any assignment pursuant to subsection 12.8(a) to an Assignee which was not previously a Lender hereunder, the Borrowers shall, if requested by such Assignee, execute and deliver to the Administrative Agent new Notes in favor of such Assignee (and, if the assignor Lender is no longer a party hereto, such assignor Lender shall promptly deliver to the Borrowers the Notes issued to such assignor Lender, marked to show that such Notes are no longer effective). Immediately upon the effectiveness of any Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and/or the resulting adjustment of the Commitments arising therefrom.

          (d) Any Lender may at any time, with notice to the Parent (except that no notice shall be required in connection with the sale of a participating interest in a Bid Loan), sell to one or more commercial banks or other Persons not Affiliates of the Borrowers (a "Participant") participating interests, in whole or in part, in any Loans, the Commitment of such Lender and the other interests of such Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations,
(iii) the Borrowers, each Issuing Lender, the Swing Line Lender and the Administrative Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which a Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in the first proviso to Section 12.1. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.1, 4.3, 4.4 and 12.5 as though it were also a Lender hereunder (provided that no Participant shall be entitled to any greater amount pursuant to such Sections than the originating Lender would have been entitled to receive if no such participation had been sold).

          (e) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     12.9 Confidentiality. Each Lender agrees to take, and to cause its Affiliates to take, normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to it by either Borrower or any Subsidiary thereof, or by the Administrative Agent on either Borrower's or any such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither such Lender nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with either Borrower or any such Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Lender, or
(ii) was or becomes available on a non-confidential basis from a source other than a Borrower or a Subsidiary thereof, provided that such source is not bound by a confidentiality agreement with either Borrower or any such Subsidiary known to such Lender; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any

Governmental Authority to which such Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent or any Lender or any of their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing prior to receipt of such information to keep such information confidential to the same extent required of the Lenders hereunder; (H) as to any Lender or any of its Affiliates, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which either Borrower or any Subsidiary thereof is party or is deemed party with such Lender or such Affiliate; or (I) to its Affiliates.

     12.10 Notification of Addresses, Lending Offices, Etc. Each Lender shall notify the Administrative Agent in writing of any change in the address to which notices to such Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

     12.11 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of which taken together shall be deemed to constitute but one and the same instrument.

     12.12 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     12.13 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Borrowers, the Lenders, the Administrative Agent and the Administrative Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

     12.14 Governing Law and Jurisdiction. (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE

NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS. EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

     12.15 Waiver of Jury Trial. THE BORROWERS, THE LENDERS AND THE ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY ADMINISTRATIVE AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWERS, THE LENDERS AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENT, RENEWAL, SUPPLEMENT OR MODIFICATION TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     12.16 Entire Agreement. This Agreement, together with the other Loan Documents (and any agreement relating to fees referred in subsection 2.11(a)), embodies the entire agreement and understanding among the Borrowers, the Lenders and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                         HUSSMANN INTERNATIONAL, INC.



                                         By: /s/ Michael D. Newman
                                            ------------------------------------
                                         Title: Chief Financial Officer
                                               ---------------------------------


                                         HUSSMANN CORPORATION



                                         By: /s/ Michael D. Newman
                                            ------------------------------------
                                         Title: Chief Financial Officer
                                               ---------------------------------

                                         BANK OF AMERICA NATIONAL TRUST
                                         AND SAVINGS ASSOCIATION,
                                         as Administrative Agent, as Swing Line
                                         Lender, as an Issuing Lender and as a
                                         Lender




                                         By: /s/ R. Guy Stapleton
                                            ------------------------
                                         Title: Managing Director
                                               ---------------------

                                         THE FIRST NATIONAL BANK OF CHICAGO,
                                         as a Co-Agent and as a Lender



                                         By: /s/ Deborah Stevens
                                            ------------------------
                                         Title: Authorized Agent
                                               ---------------------

                                        NATIONSBANK, N.A., as a Co-Agent
                                        and as a Lender



                                         By: /s/ Phil V. Hanel
                                            -------------------------
                                         Title: Senior Vice President
                                               ----------------------

                                             CREDIT SUISSE FIRST BOSTON, as a
                                             Co-Agent and as a Lender



                                             By: /s/ Chris Horgan
                                                ------------------
                                             Title: Vice President
                                                   ---------------


                                             By: /s/ Daniel R. Wenger
                                                ---------------------
                                             Title: Associate
                                                   ------------------

                                   MERCANTILE BANK NATIONAL ASSOCIATION, as a
                                   Lender



                                   By: /s/ Timothy W. Hassler
                                      ------------------------
                                   Title: Vice President
                                         ---------------------

                                   THE BANK OF NEW YORK, as a Lender



                                   By: /s/ William A. O'Daly
                                      ----------------------
                                   Title: Vice President
                                         -------------------

                                   THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                   CHICAGO BRANCH, as a Lender


                                   By: /s/ Tokutaro Sekine
                                      ---------------------
                                   Title: General Manager
                                         ------------------

                                   BANQUE NATIONALE DE PARIS, as a Lender



                                   By: /s/ Jo Ellen Bender
                                      -------------------------
                                   Title: Senior Vice President
                                         ----------------------


                                   BANQUE NATIONAL DE PARIS, as a Lender


                                   By: /s/ Frederick H. Moryl, Jr.
                                      -----------------------------
                                   Title: Senior Vice President
                                         --------------------------

                                   CREDIT AGRICOLE INDOSUEZ, as a Lender




                                   By: /s/ David Bouhl, F.V.P.
                                      --------------------------------------
                                   Title: Head of Corporate Banking Chicago
                                         -----------------------------------



                                   By: /s/ Katherine L. Abbott
                                      ----------------------------------
                                   Title: First Vice President
                                         -------------------------------

                                   MARINE MIDLAND BANK, as a Lender



                                   By: /s/ Douglas F. Stolberg
                                      ---------------------------------
                                   Title: SVP & Manager, ID 9136
                                         ------------------------------

                                   MELLON BANK, N.A., as a Lender



                                   By: /s/ A. K. Marsh
                                      -------------------------
                                   Title: First Vice President
                                         ----------------------

                                   THE NORTHERN TRUST COMPANY, as a Lender



                                   By: /s/ Lisa M. Taylor
                                      ---------------------
                                   Title: Officer
                                         ------------------

                                   WACHOVIA BANK, N.A., as a Lender



                                   By: /s/ Debra L. Coheley
                                      --------------------------
                                   Title: Senior Vice President
                                         -----------------------

                                   WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                   NEW YORK BRANCH, as a Lender



                                   By: /s/ Salvatore Battinelli
                                      ---------------------------------------
                                   Title: Vice President Credit Department
                                      ---------------------------------------


                                   By: /s/ Lisa Walker
                                      ------------------
                                   Title: Associate
                                         ---------------

                                FIRST AMENDMENT

     THIS FIRST AMENDMENT (this "First Amendment") dated as of May 29, 1998 is to the Credit Agreement (the "Credit Agreement") dated as of January 23, 1998 among HUSSMANN INTERNATIONAL, INC. ("Parent"), HUSSMANN CORPORATION ("Hussmann Corp."), various financial institutions and Bank of America National Trust and Savings Association, as administrative agent (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined therein.

     WHEREAS, the parties hereto have entered into the Credit Agreement which provides for the Lenders to make Loans to, and to issue Letters of Credit for the account of, the Borrowers from time to time; and

     WHEREAS, Hussmann Corp. desires to cease to be a "Borrower" under the Credit Agreement and to relinquish all of its rights and be released from all of its obligations thereunder, and Parent has agreed to assume all of the obligations of Hussmann Corp. under the Credit Agreement and the Notes issued by Hussmann Corp. pursuant thereto (the "Corp. Notes");

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

     SECTION 1 ASSUMPTION. (a) Parent hereby unconditionally and irrevocably assumes all obligations of Hussmann Corp. under or in connection with the Credit Agreement, the Corp. Notes and the L/C Application for the Existing LC (as defined below) and unconditionally and irrevocably agrees to pay and discharge all outstanding Loans made to Hussmann Corp. under the Credit Agreement and all obligations of Hussman Corp. under Letter of Credit No. C7346618 issued under the Credit Agreement for the account of Old Republic Insurance Co. (the "Existing LC").

     (b) Hussmann Corp. hereby agrees that it shall no longer be a "Borrower" under the Credit Agreement and that it shall have no right to borrow Loans, or obtain Letters of Credit for its account, thereunder.

     SECTION 2 CONSENT AND RELEASE. The Lenders hereby (a) consent to the assumption by Parent of all obligations of Hussmann Corp. under the Credit Agreement, the Corp. Notes and the L/C Application for the Existing LC and (b) release Hussmann

Corp. from all of its obligations under or in connection with the Credit Agreement, the Corp. Notes and the L/C Application for the Existing LC.

     SECTION 3 DELETION OF SECTION 11. The parties hereto agree that Section 11 of the Credit Agreement is amended in its entirety to read as follows:
"SECTION 11 (INTENTIONALLY DELETED]."

     SECTION 4 REPRESENTATIONS AND WARRANTIES. Parent represents and warrants to the Administrative Agent and each Lender that (a) each warranty set forth in
Section 6 of the Credit Agreement is true and correct as if made on the date hereof and (b) this First Amendment and the Credit Agreement, as amended hereby, are (and after giving effect hereto the Corp. Notes and the L/C Application for the Existing LC will be) the legal, valid and binding obligations of Parent, enforceable against Parent in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditor's rights or by general principles of equity.

     SECTION 5 EFFECTIVENESS. This First Amendment shall become effective on May 29, 1998 if, on or before such date, (a) Hussmann Corp. shall have paid all Bid Loans made to it under the Credit Agreement and (b) the Administrative Agent shall have received (i) counterparts of this First Amendment executed by Parent, Hussmann Corp. and all Lenders, (ii) copies, certified by the Secretary or an Assistant Secretary of Parent, of resolutions of the Board of Directors of Parent authorizing the execution and delivery of this First Amendment and the assumption by Parent of Hussmann Corp.'s obligations under the Credit Agreement, the Corp. Notes and the L/C Application for the Existing LC, (iii) a certificate of the secretary or an assistant secretary of Parent as to the incumbency and signature of the officer of Parent executing this First Amendment and (iv) the opinion of Sidley & Austin, counsel to Parent, in form and substance satisfactory to the Administrative Agent.

     SECTION 6  MISCELLANEOUS.

     6.1 Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness hereof, all references in the Credit Agreement or any other Loan Document to "Borrowers," "each Borrower," "either Borrower," or any similar term shall be deemed amended to reflect the fact that Parent is the only Borrower.

     6.2 Counterparts. This First Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same First Amendment.

     6.3 Expenses. Parent agrees to pay all cost and expenses (including Attorney Costs) of the Administrative Agent in connection with the negotiation, execution and delivery of this First Amendment.

     6.4 Governing Law. This First Amendment shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

     6.5 Successors and Assigns. This First Amendment shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto and the successors and assigns of the Administrative Agent and the Lenders.

     Delivered at Chicago, Illinois, as of the day and year first above written.

                                            HUSSMANN INTERNATIONAL, INC.



                                            By: /s/ Charles R. Snavely
                                               --------------------------------
                                            Title: Vice President - Treasurer
                                                  -----------------------------

                                            HUSSMANN CORPORATION


                                            By: /s/ Charles R. Snavely
                                               --------------------------------
                                            Title: Vice President - Treasurer
                                                  -----------------------------

                                        BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION,
                                        as Administrative Agent, as Swing Line
                                        Lender, as an Issuing Lender and as a
                                        Lender




                                        By: /s/ William F. Sweeney
                                            -------------------------------
                                        Title: Vice President
                                               ----------------------------

                                            THE FIRST NATIONAL BANK OF CHICAGO,
                                            as a Co-Agent and as a Lender



                                            By: /s/ Deborah Stevens
                                                -------------------------------
                                            Title: Authorized Agent
                                                   ----------------------------

                                            NATIONSBANK, N.A., as a Co-Agent
                                            and as a Lender



                                            By: /s/ Kenneth Schult
                                                -------------------------------
                                            Title: Vice President
                                                   ----------------------------

                                            CREDIT SUISSE FIRST BOSTON, as a
                                            Co-Agent and as a Lender



                                            By: /s/ Chris T. Horgan
                                                -------------------------------
                                            Title: Vice President
                                                   ----------------------------


                                            By: /s/ Kristin Lepri
                                                -------------------------------
                                            Title: Associate
                                                   ----------------------------

                                          MERCANTILE BANK NATIONAL ASSOCIATION,
                                          as a Lender



                                            By: /s/ Timothy W. Hassler
                                                -------------------------------
                                            Title: Vice President
                                                   ----------------------------

                                            THE BANK OF NEW YORK, as a Lender



                                            By: /s/ Steven Wilson
                                                -------------------------------
                                            Title: AVP
                                                   ----------------------------

                                            THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                            CHICAGO BRANCH, as a Lender

                                            By: /s/ Hajime Watanabe
                                                -------------------------------
                                            Title: Deputy General Manager
                                                   ----------------------------

                                       BANQUE NATIONALE DE PARIS, as a Lender



                                       By: /s/ Arnoud Collin du Bocage
                                           -------------------------------
                                       Title: Executive Vice President
                                              ----------------------------

                                 CREDIT AGRICOLE INDOSUEZ, as a Lender




                                 By: /s/ Dean Balice
                                     -------------------------------------------
                                 Title: Senior Vice President and Branch Manager
                                        ----------------------------------------



                                 By: /s/ Katherin L. Abbott
                                     -------------------------------------------
                                 Title: First Vice President
                                        ----------------------------------------

                                            MARINE MIDLAND BANK, as a Lender



                                            By: /s/ Michael Cutlip
                                                -------------------------------
                                            Title: Officer #9135
                                                   ----------------------------

                                            MELLON BANK, N.A., as a Lender



                                            By: /s/ Martin J. Randall
                                                -------------------------------
                                            Title: Assistant Vice President
                                                   ----------------------------

                                        THE NORTHERN TRUST COMPANY, as a Lender



                                        By: /s/ Lisa M. Taylor
                                            -------------------------------
                                        Title: Officer
                                               ----------------------------

                                            WACHOVIA BANK, N.A., as a Lender



                                            By: /s/ Walter R. Gillikin
                                                -------------------------------
                                            Title: Senior Vice President
                                                   ----------------------------

                                          WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                          NEW YORK BRANCH, as a Lender



                                            By: /s/ Salvatore Battinelli
                                                -------------------------------
                                            Title: Director Credit Department
                                                   ----------------------------



                                            By: /s/ Lisa Walker
                                                -------------------------------
                                            Title: Vice President
                                                   ----------------------------